As filed with the U.S. Securities and Exchange Commission on May 26, 2006

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          AMENDMENT NO. 5 TO FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------

           Colorado                                      50-0012982
-------------------------------             ------------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
         Incorporation
       or Organization)
                             Signature Leisure, Inc.
                           ---------------------------
                           (Name of Registrant in Our
                                    Charter)

                                                     Stephen W. Carnes
            100 Candace Drive                        100 Candace Drive
                Suite 100                                Suite 100
         Maitland, Florida 32751                  Maitland, Florida 32751
(Address and telephone number of Principal   (Name, address and telephone number
 Executive Offices and Principal Place of           of agent for service)
                 Business)
                                      5990
                          (Primary Standard Industrial
                           Classification Code Number)
                                   Copies to:
                           Christopher J. DeLise, Esq.
                   Kirkpatrick & Lockhart Nicholson Graham LLP
                      201 S. Biscayne Boulevard, Suite 2000
                              Miami, Florida 33131
                            Telephone: (305)539-3300
                            Telecopier: (305)358-7095
         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|
         If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. |_|
         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                                                     Proposed Maximum
                                                                    Proposed Maximum    Aggregate        Amount Of
            Title Of Each Class Of              Amount To Be         Offering Price      Offering      Registration
         Securities To Be Registered             Registered          Per Share (1)        Price             Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001 per share     29,868,360 shares (2)      $0.245         $7,317,748         $783(3)
-------------------------------------------------------------------------------------------------------------------
TOTAL                                         29,868,360 shares (2)      $0.245         $7,317,748         $783(3)
===================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. For the purposes of this table, we have used the closing price of the common stock traded on the Over-the-Counter Bulletin Board within five days from the date hereof.

(2) Of these shares, 28,868,360 are being registered under a SEDA and 1,000,000 were issued as a one-time commitment fee to Katalyst Capital Group, Ltd. in connection therewith.

(3) A registration fee of $775.64 was previously paid as part of the Registration Statement filed with the U. S. Securities and Exchange Commission (the "SEC") on July 11, 2005 (file no. 333-126509). The Company hereby requests that the previously paid fee be applied toward this registration fee in accordance with Rule 429 under the Securities Act of 1933, as amended.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                   PROSPECTUS
                                       Subject to completion, dated May __, 2006
                             SIGNATURE LEISURE, INC.
                        29,868,360 Shares of Common Stock

      This Prospectus relates to the sale of up to 29,868,360 shares of common stock of Signature Leisure, Inc. (the "Company" or "Signature Leisure") by Katalyst Capital Group, Ltd. ("Katalyst Capital Group"), who is our only stockholder that is selling our stock under the accompanying Registration Statement. Please refer to page 12 to see further information regarding Katalyst Capital Group and their ownership of our common stock. Signature Leisure is not selling any shares of common stock in this Offering and therefore will not receive any proceeds from this Offering. Signature Leisure will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement (the "SEDA"), which was entered into on January 20, 2005 by Signature Leisure and Katalyst Capital Group. All costs associated with the accompanying Registration Statement will be borne by Signature Leisure. Signature Leisure has agreed to allow Katalyst Capital Group to retain 1% of the proceeds raised under the SEDA.

      Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "SGLS.OB". The shares of common stock are being offered for sale by the selling stockholder at prices established on the Over-the-Counter Bulletin Board during the term of this Offering. On May 15, 2006, the last reported sale price of our common stock was $0.23 per share. These prices will fluctuate based on the demand for the shares of our common stock.

      Please refer to "Risk Factors" beginning on page 6.

      The U.S. Securities and Exchange Commission (the "SEC") and state securities regulators have not approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      The information in this Prospectus is not complete and may be changed. Neither the selling stockholder nor we may sell these securities until the Registration Statement filed with the SEC is effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   The date of this Prospectus is May __, 2006

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1

THE OFFERING...................................................................3

RISK FACTORS...................................................................6

FORWARD-LOOKING STATEMENTS....................................................11

SELLING STOCKHOLDER...........................................................12

USE OF PROCEEDS RECEIVED FROM DRAW-DOWN UNDER THE SEDA........................14

DILUTION......................................................................16

STANDBY EQUITY DISTRIBUTION AGREEMENT.........................................17

PLAN OF DISTRIBUTION..........................................................19

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS....................20

DESCRIPTION OF BUSINESS.......................................................30

MANAGEMENT....................................................................34

DESCRIPTION OF PROPERTY.......................................................39

LEGAL PROCEEDINGS.............................................................39

PRINCIPAL STOCKHOLDERS........................................................39

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................41

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON
      EQUITY AND OTHER STOCKHOLDER MATTERS....................................43

DESCRIPTION OF SECURITIES.....................................................45

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT ON
      ACCOUNTING AND FINANCIAL DISCLOSURE.....................................46

EXPERTS.......................................................................46

LEGAL MATTERS.................................................................46

HOW TO GET MORE INFORMATION...................................................46

FINANCIAL STATEMENTS.........................................................F-i

PART II  ...................................................................II-1

                               PROSPECTUS SUMMARY

      The following is intended only as a summary of the information, financial statements and notes included elsewhere in this Prospectus. You should read the entire Prospectus carefully, including "Risk Factors" and our Financial Statements and the notes thereto before making any investment in Signature Leisure.

Overview

      Signature Leisure was incorporated in the State of Colorado on March 15, 2000 as JDLPhotos.com. We intend to generate revenue through our auto sales business and from the business operations of our subsidiary entities. Our subsidiaries are Parker Productions, Inc. and, E Cubed Technologies, Inc. Parker Productions is a modeling and event staffing business that provides various clients with promotional and event services in order to assist those clients to market their products and services. On July 21, 2005 Signature Leisure formally incorporated E Cubed Technologies, Inc. in the State of Florida in order to better organize and market its network and technology services Offerings. E Cubed Technologies is a network and technologies service company that generates revenue through the sale of information technology products and services. E Cubed Technologies markets computer and computer network hardware, software, and services.

      E Cubed Technologies is an authorized dealer of DocSTAR (Document Storage and Retrieval) which is a document imaging solutions company with whom we are currently working. DocSTAR's has a contractual relationship with E Cubed Technologies which allows E Cubed Technologies to both sell and service DocSTAR products. The nature of this relationship is very similar to the typical manufacturer and retailer agreements in that E Cubed purchases the products directly from the manufacturer at wholesale prices in order to resell to those products to retail clients at a retail price suggest by DocSTAR but ultimately determined by E Cubed.

      DocSTAR is a total document storage and retrieval system which takes paper documents, indexes them and stores them securely for later retrieval by end users either at the host system or a client workstation on the local computer network. After E Cubed Technologies installs a system sold to a client, the client's employees are then trained in the usage of DocSTAR's filing and retrieval process. The clients then use a high speed scanner connected to either the host machine or a computer attached to the organizations computer network designated as a scan station to scan paper documents and file them in the DocSTAR system. The filing process differs for every client, as each of the document types they use will have what is called a template setup for them to file the document and ease the retrieval process. The template is a set of instructions that have been specified by the client telling the DocSTAR system how to file each document and what information to use when indexing the document. Once retrieved by a client computer, the documents can be faxed, emailed, or printed to paper directly from the DocSTAR system.

      We restarted the pre-owned vehicle sales dealership in the form of wholesale sales. At present we are not retailing vehicles, which is to say that we are not holding inventory for the express purpose of selling to the retail public. We are purchasing inventory with the sole purpose of wholesaling the vehicles to other dealers. The scope of the operation is somewhat limited due to available capital, which consists of a $35,000 loan from our sole officer and director of the company. Our management desires to have the dealership hold $250,000 in company-owned inventory (as opposed to financed inventory). In order to achieve this goal, we will need to have access to adequate funding.

Going Concern

      Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Management believes we will need to raise approximately $950,000 in order to operate over the next 12 month period following the date on which we estimate the accompanying Registration Statement will be declared effective. As shown in the accompanying financial statements, we have incurred significant losses since inception. During the year ended December 31, 2005, we had a net loss of $1,619,130, and a net loss of $778,245 for the three months ended March 31, 2006. As of December 31, 2005, our retained deficit was $4,964,579, and our retained deficit was $5,742,824 for the three months ended March 31, 2006. Our total assets for the year ended December 31, 2005 and for the three months ended March 31, 2006 were $87,420 and $44,304, respectively. Our losses, among others, may indicate that we will be unable to continue as a going concern for reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should we be unable to continue as a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability. We have limited capital with which to pursue our business plan. There can be no assurance that our future operations will be significant and profitable, or that we will have sufficient resources to meet our objectives. We may pursue either debt or equity financing or a combination of both, in order to raise sufficient capital in order to meet our financial requirements over the next 12 months and to fund our business plan. Notwithstanding the foregoing, our ability to raise capital is limited by the terms of the SEDA with Katalyst Capital Group. Specifically,
Section 2.6 thereof prohibits us from issuing any equity for a price below the then-current market price of our common stock, as quoted by Bloomberg, LP, during the commitment period for SEDA.

         Under the SEDA, we are prohibited from issuing our common stock at a discount to its market price at the time of issuance. This restriction could prevent us from privately placing our stock for the duration of the SEDA.

About Us

         Our principal executive offices are located at 100 Candace Drive, Suite 100, Maitland, Florida 32751. Our telephone number is (407) 599-2886, and our consumer website is located at www.signatureleisure.com.

                                  THE OFFERING

      This Offering relates to the sale of common stock by certain persons who are, or beneficially deemed to be, stockholders of Signature Leisure. Katalyst Capital Group, who is the only stockholder selling stock under the accompanying Registration Statement, intends to sell up to 29,868,360 shares of common stock. Of those 29,868,360 shares of stock, 28,868,360 are being registered for Katalyst Capital Group under the SEDA, and 1,000,000 shares of common stock are being registered for Katalyst Capital Group in connection with a one-time commitment fee under the SEDA. The commitment amount of the SEDA is $5,000,000.

      On January 20, 2005, we entered into the SEDA with Katalyst Capital Group. Under the SEDA, Signature Leisure may issue and sell to Katalyst Capital Group common stock for a total purchase price of up to $5,000,000. The purchase price for our shares is equal to 99%, or a 1% discount, of the Offering price, which is defined in the SEDA as the lowest volume weighted-average price of the common stock during the five trading days following the notice date. The lowest volume weighted-average price is obtained from Bloomberg, LP, a stock information-gathering service. Katalyst Capital Group and Signature Leisure have agreed to use the services of Bloomberg, LP as an independent third-party source of information to determine the lowest volume weighted-average price. The amount of each cash advance is subject to a maximum advance amount of $200,000, with no cash advance occurring within five trading days of a prior advance. Katalyst Capital Group received 1,000,000 shares of common stock issued as a one-time commitment fee under the SEDA on January 20, 2005. Katalyst Capital Group will be paid a cash fee equal to 1% of each advance, which will be retained by Katalyst Capital Group from each advance. On July 7, 2005, Signature Leisure entered into a Placement Agent Agreement with Spencer-Clarke, LLC, a registered broker-dealer. Pursuant to the Placement Agent Agreement, Signature Leisure paid Spencer-Clarke a one-time placement agent fee of $10,000. Spencer-Clarke provided due diligence and financial consulting services to Signature Leisure and facilitated an introduction of the parties and a clarification of the terms of the financing for Signature Leisure. There are no affiliations among Spencer-Clarke, Katalyst Capital Group and Signature Leisure. Signature Leisure and Spencer-Clarke had an agreement to provide services that was not memorialized in writing until July 7, 2005.

      The sale of shares to Katalyst Capital Group will likely cause the market price of our stock to decline which will require us to issue increasing numbers of shares to Katalyst Capital Group. As our stock price declines, we would be required to issue a greater number of shares under the SEDA for a given advance. If we do not issue a greater number of shares during a time when our stock price is declining we will receive a reduced amount of total cash from advances we receive under the SEDA. This is demonstrated by the following table, which shows the number of shares to be issued under the SEDA at an assumed Offering price of $0.22775 per share and 25%, 50% and 75% discounts to the assumed market price.

    Assumed Offering Price:               $     0.2277      $     0.1708      $     0.1139      $     0.0569
    No. of Shares(1):                       28,868,360        28,868,360        28,868,360        28,868,360
    Total Outstanding (2):                 141,413,381       141,413,381       141,413,381       141,413,381
    Percent Outstanding (3):                     20.41%            20.41%            20.41%            20.41%
    Net Cash to Signature Leisure(4):     $  6,422,592      $  4,795,694      $  3,168,796      $  1,541,898

--------------------

(1) Represents the number of shares of common stock to be issued to Katalyst Capital Group, under the SEDA at the prices set forth in the table, assuming sufficient authorized shares are available.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Katalyst Capital Group, under the SEDA.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

(4) The net cash amounts in this column could be considerably less if Katalyst Capital Group retains a portion of the stock that it purchases from Signature Leisure. Pursuant to the SEDA the number of shares issuable to Katalyst Capital Group may not cause Katalyst Capital Group to own more than 9.9% of our outstanding shares.

Common Stock Offered                                  29,868,360 shares by
                                                      Katalyst Capital Group

Offering Price                                        Market price

Common Stock Outstanding Before the Offering(1)       112,545,021 shares as of
                                                      May 15, 2006

Use of Proceeds                                       We will not receive any
                                                      proceeds  of the shares
                                                      offered by the selling
                                                      stockholder. Any proceeds
                                                      we receive from the sale
                                                      of common stock under the
                                                      SEDA will be used for
                                                      business development,
                                                      infrastructure
                                                      improvements and operating
                                                      capital purposes. See "Use
                                                      of Proceeds."

Risk Factors                                          The securities offered
                                                      hereby involve a high
                                                      degree of risk and
                                                      immediate substantial
                                                      dilution. See "Risk
                                                      Factors" and "Dilution."

Over-the-Counter Bulletin Board Symbol                SGLS.OB

---------------

(1) Excludes up to 28,868,360 our common stock that may be issued under the SEDA.

                          SUMMARY FINANCIAL INFORMATION
                           FOR SIGNATURE LEISURE, INC.

                             SIGNATURE LEISURE, INC.
                           CONSOLIDATED BALANCE SHEET

                                                                  March 31,       December 31,    December 31,
                                                                    2006             2005             2004
                                                                 -----------      -----------      -----------
Assets

Current assets:
  Cash                                                           $    10,986      $    35,543      $    10,749
  Accounts receivable, less allowance for doubtful
    accounts of $7,405                                                 1,054            8,117               --
  Inventory                                                           16,850           26,361               --
    Total current assets                                              28,890           70,021      $    10,749
                                                                 -----------      -----------      -----------
Equipment, less accumulated depreciation                               2,914            3,233               --

Intangible assets:
  Website                                                              6,250            7,083               --
  Contact list                                                         6,250            7,083               --
                                                                 -----------      -----------      -----------
    Total assets                                                 $    44,304      $    87,420               --
                                                                 ===========      ===========      ===========

Liabilities and Shareholders' Deficit

Current liabilities:
  Accounts payable                                               $    14,508      $    33,049      $    19,162
  Accrued liabilities                                                 10,000           10,000            4,500
  Indebtedness to related parties                                    913,898          824,827          732,128
  Notes payable                                                       65,000           65,000           25,000
  Accrued interest payable                                            11,701           10,102              159
                                                                 -----------      -----------      -----------
    Total current liabilities                                      1,015,107          942,978          780,949
                                                                 -----------      -----------      -----------

Shareholders' deficit:
  Preferred stock, $.001 par value, 10,000,000 shares
    authorized, no shares issued and outstanding                          --               --
  Common stock, $.0001 par value, 500,000,000 shares
    authorized, 100,138,265 shares issued and outstanding as
    of December 31, 2005; 110,638, 265 shares issued and
    outstanding as of March 31, 2006                                  11,064           10,014            1,044
  Additional paid-in capital                                       4,760,957        4,099,007        2,574,205
  Retained deficit                                                (5,742,824)      (4,964,579)      (3,345,449)
    Total shareholders' deficit                                     (970,803)        (855,558)        (770,200)
                                                                 -----------      -----------      -----------
    Total liabilities and shareholders' deficit                  $    44,304      $    87,420      $    10,749
                                                                 ===========      ===========      ===========


              The accompanying notes are an integral part of these
                             financial statements.

                             SIGNATURE LEISURE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    For the Three      For the Year        For the Year
                                                                    Months Ended          Ended              Ended
                                                                      March 31,         December 31,       December 31,
                                                                    -------------      -------------      -------------
                                                                         2006               2005              2004
                                                                    -------------      -------------      -------------
Revenues
  Vehicle sales                                                     $      10,290      $      45,182      $     228,867
  Service revenues                                                          3,539             56,450                 --
                                                                    -------------      -------------      -------------
    Total revenue                                                          13,829            101,632            228,867
                                                                    -------------      -------------      -------------

Operating expenses
  Cost of sales:
    Vehicles                                                               18,569             45,001            232,168
    Contract services                                                       3,464             28,809                 --
  Stock-based compensation (Note 5):
    Legal services                                                             --             95,875             40,000
  Other business consulting                                               663,000            802,898            674,100
  Commitment fee                                                               --             15,000                 --
  Contributed rent (Note 7)                                                    --              1,694                424
  General and administrative                                              105,442            723,102          1,183,019
                                                                    -------------      -------------      -------------
    Total operating expenses                                              790,475          1,712,379          2,129,711
                                                                    -------------      -------------      -------------

Operating loss                                                           (776,646)        (1,610,747)        (1,900,844)

Interest expense                                                           (1,599)            (8,383)            (1,693)
                                                                    -------------      -------------      -------------

Loss before income taxes                                                 (778,245)        (1,619,130)        (1,902,537)

Provision for income taxes                                                     --                 --                 --
                                                                    -------------      -------------      -------------

Net loss                                                            $    (778,245)     $  (1,619,130)     $  (1,902,537)
                                                                    =============      =============      =============

Weighted-average loss per share:
  Basic and diluted                                                 $       (0.01)     $       (0.03)     $       (1.05)
                                                                    =============      =============      =============
  Weighted-average number of shares of common stock outstanding       104,766,043         46,459,033          1,808,275
                                                                    =============      =============      =============


              The accompanying notes are an integral part of these
                             financial statements.

                                  RISK FACTORS

      We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your entire investment.

                          Risks Related To Our Business

We Depend On The Efforts Of Mr. Stephen W. Carnes, Who Is Our Sole Officer and Director, And Who Is Also The CEO Of Another Publicly Traded Company And, Therefore, Does Not Devote All Of His Time To Signature Leisure.

      Our success largely depends on the efforts and abilities of our President, Stephen W. Carnes. Mr. Carnes devotes approximately 50 to 60 hours of his time per week to the management of Signature Leisure. Mr. Carnes is solely responsible for the execution and success of our operation. Mr. Carnes is also an officer of another publicly traded company and therefore does not devote all of his time to Signature Leisure. Because Mr. Carnes is the sole officer and director of Signature Leisure, the loss of his services would divert attention away from operational issues to find a replacement for Mr. Carnes. We do not presently maintain key-man life insurance policies on our Chief Executive Officer. To the extent that we are smaller than our competitors and have fewer resources, we may not be able to attract a replacement for Mr. Carnes. In that event we would be forced to cease operations. Mr. Carnes has no direct prior experience in operating the various businesses we intend to develop. Because Mr. Carnes is our sole officer and director, he is primarily responsible for the filing of our periodic reports. Mr. Carnes' attention could be diverted away from the primary operation of the business in order for him to focus on keeping Signature Leisure current on its periodic reports.

Signature Leisure Has Historically Lost Money And Losses May Continue In The Future, Which May Cause Us To Curtail Operations

      Since our inception, we have not been profitable and have lost money on both a cash and non-cash basis. For the years ended December 31, 2005 and December 31, 2004, we incurred net losses of $1,619,130 and $1,902,537, respectively. For the year ended December 31, 2005, we had a retained operating deficit of $4,964,579. For the three months ended March 31, 2006, we incurred a net loss of $778,245, and had a retained deficit of $5,742,824. We believe we will need to raise approximately $950,000 in the next 12 months to curtail operations. Future losses are likely to occur, as we are dependent on spending money to pay for our operations. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted.

We Are Subject To A Working Capital Deficit, Which Means That Our Current Assets On December 31, 2005, Were Not Sufficient To Satisfy Our Current Liabilities And, Therefore, Our Ability To Continue Operations Is At Risk

      We had a working capital deficit of $872,957 for the year ended December 31, 2005, which means that our current liabilities exceeded our current assets on December 31, 2005 by $872,957. For the three months ended March 31, 2006, we had a working capital deficit of $986,217, which means that our total liabilities exceeded our current assets by $986,217. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on December 31, 2005, and March 31, 2006, were not sufficient to satisfy all of our current liabilities on those dates. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit, we may have to raise capital or debt to fund the deficit or curtail future operations. However, our ability to raise capital is limited by the terms of the SEDA with Katalyst Capital Group. Specifically,
Section 2.6 thereof prohibits us from issuing any equity for a price below the then-current market price of our common stock, as quoted by Bloomberg, LP, during the commitment period for the equity line.

Management Recognizes That We Must Raise Additional Financing To Fund Our Ongoing Operations And Implement Our Business Plan Or We Could Be Forced To Curtail Or Cease Operations

      It is imperative that we obtain debt and/or equity financing to implement our business plan and to finance ongoing operations. There can be no assurance that any new capital will be available or that adequate funds will be sufficient for our operations, whether from financial markets, or that other arrangements will be available when needed or on terms satisfactory to our management. Our failure to obtain adequate additional financing may require us to delay, curtail or scale back some or all of our operations and may hinder our ability to expand our business. Any additional financing may involve dilution to our then-existing shareholders, which could result in a decrease in the price of our shares.

      Currently, we are dependent upon external financing to fund our operations. Our financing needs are expected to be provided, in large part, by the SEDA. The amount of each advance under the SEDA is subject to a maximum amount equal to $200,000. Because of this maximum advance restriction, we may not be able to access sufficient funds when needed. If the market price of our shares of common stock declines, we would be required to issue more shares of common stock in order to draw down the same dollar amount of an advance than if our stock price were higher.

      Signature Leisure has the ability to use the funds it receives under the SEDA to make acquisitions. Under his employment agreement, Mr. Carnes is entitled to receive an annual salary of $250,000 and a bonus of $150,000 for each acquisition made by Signature Leisure regardless of the value of the company being acquired. These bonuses may be funded from the funds Signature Leisure receives under the SEDA. Currently, we owe Mr. Carnes approximately $687,500 in total accrued compensation, which consists of $312,500 in accrued salary and $375,000 in accrued bonuses. Mr. Carnes is also owed an accrued automobile allowance of $23,100.

We Have Been The Subject of a Going Concern Opinion By Our Independent Auditors, Which Has Raised Substantial Doubt As To Our Ability To Continue As A Going Concern

      Our consolidated financial statements have been prepared assuming we will continue as a going concern. Our net loss was $1,619,130 for the fiscal year ended December 31, 2005, and $778,245 for the three months ended March 31, 2006. Our retained deficit was $4,964,579 at December 31, 2005, and $5,742,824 for the three months ended March 31, 2006. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Assurances cannot be given that adequate financing can be obtained to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, the accompanying financial statements will be adversely effected and we may have to cease operations.

If We Are Unable To Generate Sufficient Revenue Or Continue To Raise Financing We Could Be Forced To Curtail Or Cease Our Operations

      Our business operations are being funded by loans and capital raising activities. Our revenues have not been sufficient to support our business operations. There is no certainty that we will continue to be able to obtain financing as we require it or that any financing we receive will be provided on favorable terms. If we are unable to generate sufficient revenue or obtain financing sufficient to fund our operations we could be forced to significantly curtail or even cease our operations. Our ability to raise capital is limited by the terms of the SEDA with Katalyst Capital Group. Specifically, Section 2.6 thereof prohibits us from issuing any equity for a price below the then-current market price of our common stock, as quoted by Bloomberg, LP, during the commitment period for the SEDA.

Signature Leisure Has Entered Into An Employment Agreement With Its CEO And Sole Director, Which Presents A Conflict Of Interest Regarding The Approval Of The Terms Of Such Employment Agreement

      Mr. Carnes is the sole officer and director of Signature Leisure. As Signature Leisure's sole director, Mr. Carnes is the only person responsible for approving his employment agreement with Signature Leisure. As such Mr. Carnes may approve any salary, or increase in salary, he believes he is entitled to receive without having to seek the approval of any other director of Signature Leisure. Such a position presents a conflict of interest. Under his employment agreement, Mr. Carnes is entitled to receive an annual salary of $250,000 and a bonus of $150,000 for each acquisition made by Signature Leisure regardless of the value of the Company being acquired. These bonuses may be funded from the funds Signature Leisure receives under the SEDA. Our payment to Mr. Carnes of $450,000 in accrued compensation was issued in stock at a 25% discount, and was worth $600,000, based on the then-current market price. On April 28, 2005, Signature Leisure issued 40,000,000 of common stock to Mr. Carnes. The stock was issued at a 50% discount to the market for a payment of $600,000 of salary.

Our Common Stock Has A Low Trading Volume, Which May Affect Our Shareholders' Ability To Sell Shares Of Our Common Stock At A Time When Katalyst Capital Group Is Selling Shares Into The Market Resulting In A Loss of Investment To Our Shareholders

      Prior to this filing, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. Our current average daily trading volume for our common stock for the 30-day period in April 2006 was 1,414,273 shares. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. The factors may negatively impact shareholders' ability to sell shares of our common stock.

      As a result of the evolving nature of the markets in which we compete, as well as the current nature of the public markets and our current financial condition, we believe that our operating results may fluctuate materially, as a result of which quarter-to-quarter comparisons of our results of operations may not be meaningful. If in some future quarter, whether as a result of such fluctuations or otherwise, our results of operations fall below the expectations of investors, the trading price of our common stock would likely be materially and adversely affected. You should not rely on our result in the interim period as an indication of our future performance. Additionally, our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control.

      If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

                         Risks Related To This Offering

Future Sales By Our Stockholders May Negatively Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

      Sales of our common stock in the public market following this Offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. The sale of shares to Katalyst Capital Group under the SEDA will likely cause the market price of our stock to decline which will require us to issue increasing numbers of shares to Katalyst Capital Group. Of the 112,545,021 shares of common stock outstanding as of May 15, 2006, 68,503,022 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 44,041,999 of common stock, which will be held by existing stockholders, including the officer and director, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

Existing Shareholders Will Experience Significant Dilution From Our Sale Of Shares Under The SEDA

      The sale of shares pursuant to the SEDA will have a dilutive impact on our stockholders. For example, if the Offering occurred on May 15, 2006 at an assumed Offering price of $0.22775 per share, the new stockholders would experience an immediate dilution in the net tangible book value of $0.1893 per share. As a result the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue in order to receive the maximum cash advance allowed under the SEDA. If our stock price is lower, then our existing stockholders would experience greater dilution.

Katalyst Capital Group Will Pay Less Than The Then-Prevailing Market Price And Will Have An Incentive To Sell Its Shares, Which May Cause The Price Of Our Common Stock To Decline

      Katalyst Capital Group will purchase shares of our common stock pursuant to the SEDA at a purchase price that is less than the then-prevailing market price of our common stock. Katalyst Capital Group will have an incentive to immediately sell any shares of our common stock that it purchases pursuant to the SEDA to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock. To the extent Katalyst Capital Group sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Katalyst Capital Group to sell greater amounts of common stock, the sales of which would further depress the stock price.

The Selling Stockholder Intends To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

      The selling stockholder intends to sell in the public market 29,868,360 shares of common stock being registered in this Offering. That means that up to 29,868,360 shares may be sold pursuant to this Registration Statement. Such sales may cause our stock price to decline.

The Sale Of Our Stock Under The SEDA Could Encourage Short Sales By Third Parties, Which Could Contribute To The Future Decline Of Our Stock Price

      In many circumstances the provision of financing based on draw-downs under equity lines by companies that are traded on the Over-the-Counter Bulletin Board has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if Signature Leisure has not performed in such a manner to show that the equity funds raised will be used to grow Signature Leisure. Such an event could place further downward pressure on the price of common stock. Under the terms of the SEDA, we may request numerous cash advances. Even if we use the cash advances to grow our revenues and profits or invest in assets that are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for our stock, the price will likely decline.

Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended. Penny stocks are stock:

      o     with a price of less than $5.00 per share;

      o     that are not traded on a "recognized" national exchange;

      o whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stock must still have a price of not less than $5.00 per share); or

      o stock in issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

      Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

We May Not Be Able To Access Sufficient Funds Under The SEDA When Needed

      We are dependent on external financing to fund our operations. Our financing needs are expected to be substantially provided from the SEDA we have signed with Katalyst Capital Group. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum cash advance of $200,000 during any seven trading day period. Based on an assumed market price of $0.22775 per share, we will be able to draw a total amount of $5,000,000 in gross proceeds under the SEDA. This amount will utilize all of the 28,868,360 shares of our common stock registered for the SEDA under the accompanying Registration Statement. If the actual average price at which we sell shares of common stock under the SEDA is less than $0.22775 per share, we would need to register additional shares to fully utilize the funds available under the SEDA.

We May Not Be Able To Obtain A Cash Advance Under The SEDA If Katalyst Capital Group Holds More Than 9.9% Of Our Common Stock

      In the event Katalyst Capital Group holds more than 9.9% of our then-outstanding common stock, we will be unable to obtain a cash advance under the SEDA. A possibility exists that Katalyst Capital Group may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the SEDA. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations. Pursuant to the SEDA, Katalyst Capital Group may not hold more than 9.9% of our common stock at one time; however, this restriction does not prevent Katalyst Capital Group from selling some of its holdings and then receiving additional shares.

                           FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this Prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

      This Prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis" and "Description of Business," as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

                               SELLING STOCKHOLDER

      The following table presents information regarding Katalyst Capital Group, the only selling stockholder selling stock under the accompanying Registration Statement. The selling stockholder is the entity who has assisted in or provided financing to Signature Leisure. A description of the selling stockholder's relationship to Signature Leisure and how the selling stockholder acquired the stocks to be sold in this Offering is detailed in the information immediately following this table.

                                           Percentage
                                               of                           Percentage                        Percentage
                                          Outstanding                           of                             of Shares
                                             Shares                         Outstanding                       Beneficially
                            Shares        Beneficially    Shares to be     Shares to Be                          Owned
                         Beneficially        Owned          Acquired         Acquired        Shares to be        After
                         Owned Before        Before         under the        under the       Sold in the       Offering
Selling Stockholder        Offering       Offering (1)        SEDA             SEDA           Offering(2)         (1)
-------------------      ------------     ------------    ------------      -----------      ------------     ------------
                            Shares Acquired in Financing Transactions with Signature Leisure

Katalyst Capital
  Group, Ltd.              1,000,000           1.01%       28,868,360          25.65%        29,868,360             0%
-------------------      ------------     ------------    ------------      -----------      ------------     ------------
Total                      1,000,000           1.01%       28,868,360          25.65%        29,868,360             0%
                         ============     ============    ============      ===========      ============     ============

--------------

*     Equals less than 1%.

(1) Applicable percentage of ownership is based on 112,545,021 shares of common stock outstanding as of May 15, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of May 15, 2006, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of May 15, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) Includes the 28,868,360 shares to be acquired by Katalyst Capital Group under the SEDA and 1,000,000 shares of common stock received as a one-time commitment fee under the SEDA.

      The following information contains a description of our selling stockholder's relationship to Signature Leisure and how the selling stockholder acquired the stock to be sold in this Offering is detailed below. The selling stockholder has not held a position or office, or had any other material relationship, with Signature Leisure, except as follows:

Stock Acquired In Financing Transactions With Signature Leisure

      Katalyst Capital Group. Katalyst Capital Group is the investor under the SEDA. All investment decisions of, and control of, Katalyst Capital Group are held by Jason Tribeca. Katalyst Capital Group acquired all of the shares being registered in this Offering in financing transactions with Signature Leisure. Those transactions are explained below.

      SEDA. On January 20, 2005, we entered into the SEDA with Katalyst Capital Group. Under the SEDA, Signature Leisure may issue and sell to Katalyst Capital Group common stock for a total purchase price of up to $5,000,000. The purchase price for the shares is equal to 99% of the market price, which is defined in the SEDA as the lowest volume weighted-average price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $200,000, with no advance occurring within seven trading days of a prior advance. In connection with the SEDA, Katalyst Capital Group received 1,000,000 shares of our common stock as a one-time commitment fee. Katalyst Capital Group is entitled to retain a fee of 1% of each cash advance.

      There are certain risks related to sales by Katalyst Capital Group, including:

      The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Katalyst Capital Group is issued shares, the greater likelihood that Katalyst Capital Group receives more shares.

      To the extent Katalyst Capital Group sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Katalyst Capital Group to sell greater amounts of common stock, the sales of which would further depress the stock price.

      The significant downward pressure on the price of the common stock as Katalyst Capital Group sells material amounts of common stocks could encourage short sales by third parties. This could place further downward pressure on the price of the common stock.

      With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Signature Leisure so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

                                 USE OF PROCEEDS
                     RECEIVED FROM DRAW-DOWN UNDER THE SEDA

      This Prospectus relates to shares of our common stock that may be offered and sold from time to time by Katalyst Capital Group, our only stockholder selling stock under the accompanying Registration Statement. There will be no proceeds to us from the sale of shares of common stock in this Offering. However, we will receive proceeds from the sale of 28,868,360 shares of common stock to Katalyst Capital Group under the SEDA. The purchase price of the shares purchased under the SEDA will be equal to 99% of the market price which is defined as the lowest volume weighted-average price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the notice date. As an additional fee we will pay Katalyst Capital Group 1% of each cash advance we receive. Katalyst Capital Group also received a $5,000 escrow fee and a $500 administrative escrow fee on advances.

      Pursuant to the SEDA, we cannot receive a cash advance for more than $200,000 every seven trading days or more than $5,000,000 over 24 months. We are issuing 28,868,360 shares of common stock under the accompanying Registration Statement in connection with the SEDA. Based on a recent stock price of $0.23, the shares we are registering in this Registration Statement would be sufficient to allow us to utilize the entire $5,000,000 available under the SEDA.

      For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the SEDA. The table below assumes estimated offering expenses of $85,000 (as explained in the footnote), a 1% retainer payable to Katalyst Capital Group under the SEDA, and a $5,000 escrow fee and a $500 administrative escrow fee on advances. The figures below are estimates only, and may be changed due to various factors, including the stock price and the timing of the receipt of the proceeds.

Gross proceeds                       $ 1,000,000     $ 3,000,000     $ 5,000,000

Offering expense (1)                 $   100,500     $   120,500     $   140,500

Net proceeds                         $   899,500     $ 2,879,500     $ 4,859,500

No. of shares issued required
under the SEDA at an
assumed offering price of
$0.22775 to draw down the
entire gross proceeds                  4,390,779      13,172,338      21,953,896

USE OF PROCEEDS:                        AMOUNT          AMOUNT          AMOUNT
--------------------------------------------------------------------------------
Business Development                 $   300,000     $   885,000     $ 2,000,000
Infrastructure and Improvements          100,000         500,000         565,000
Operating Capital
  Payment of Debts                       100,000         333,333         460,000
  Increase Vehicle Inventory             100,000         333,333         504,500
  Other Operating Expense                299,500         827,834       1,330,000
                                     -----------     -----------     -----------
Total                                $   899,500     $ 2,879,500     $ 4,859,500
                                     ===========     ===========     ===========

-----------
(1) Assumed to be equal to estimated offering expenses of $85,000, plus a retainer of 1% of each advance under the SEDA. The $85,000 in expenses consists of the following: an SEC registration fee of $783, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $16,717. The Company also paid Katalyst Capital a $5,000 escrow fee and a $500 administrative escrow fee on advances.

      The use of the proceeds we will receive under the equity distribution agreement has been disclosed in further detail below:

      Business Development - The proceeds allotted for business development will be used for marketing materials and services for Signature Auto, Parker Productions, and E Cubed Technologies. Additionally, funds will be allocated to pay for fees and training expenses associated with the development of additional corporate partnerships for E Cubed Technologies, Inc.

      Training Expenses - Expenses associated with the development of additional corporate partnerships simply means that as E Cubed Technologies progresses and takes on new products and types of products, whether by the direct need of an existing client, desire to broaden the client base by expanding the potential Offerings, etc. there will be training and costs associated with the new product lines. Infrastructure improvements will affect the business markedly. Improved phone systems and messaging applications will help staff members communicate more effectively. Automated Customer Resource Management packages would ease the workflow of the business by making client contact much more reliable and simple for management and sales staff.

      Infrastructure and improvements - The proceeds allotted for infrastructure and improvements will be used for computer and communications equipment and software to make more efficient and improve access to our business applications and communications. The initial phase would cover software and hardware additions and upgrades to improve control, configuration and reliability of both internal and external messaging and communication as well as business applications and data.

      Operating Capital - The proceeds allocated for operating capital will be used to increase vehicle inventory for Signature Auto and to pay down our current debts. Those debts include rent, wages, attorney fees and day-to-day expenses for utilities and office supplies.

      We may use proceeds that we receive under the SEDA to pay any accrued salaries we owe to our Chief Executive Officer, Mr. Carnes. We have not determined how much, if any, of these proceeds will be used for that purpose. Mr. Carnes, as the sole officer and director, will make the decision regarding how much of the proceeds will be used to pay himself this accrued amount. As of March 15, 2006, we owe Mr. Carnes approximately $687,500 in accrued compensation. This compensation consists of accrued salaries of $312,500 and accrued bonuses of $375,000. Additionally, we owe Mr. Carnes an accrued automobile allowance of $23,100.

                                    DILUTION

         Our net tangible book value as of March 31, 2006 was a deficit of $(997,281) or $(0.009) per share of common stock. Net tangible book value per share is determined by dividing out tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this Offering is being made solely by the selling stockholder and none of the proceeds will be paid to Signature Leisure, our net tangible book value will be unaffected by this Offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the SEDA. The amount of dilution will depend on the offering price and number of shares to be issued under the SEDA. The following example shows the dilution to new investors at an assumed offering price of $0.22775 per share, which is in the range of the recent share price.

         If we assume that we had issued 28,868,360 common stock under the SEDA (i.e., the number of shares registered in this Offering under the SEDA) at an assumed offering price of $0.22775 per share, less retention fees equal to 1% of the advances we will receive from Katalyst Capital Group and offering expenses of $85,000, our net tangible book value as of March 31, 2006 would have been $5,425,311 or $0.0389 per share. Katalyst Capital Group would receive a 1% discount to the per-share price on the purchase of 28,868,360 shares of common stock. Such an offering would represent an immediate increase in the net tangible book value to existing stockholders of $0.0479 per share and an immediate dilution to new stockholders of $0.1888 per share. The following table illustrates the per share dilution:

Assumed Offering price per share                                        $0.22775
Net tangible book value per share before this Offering       $(0.009)
Increase attributable to new investors                       $ 0.0479
                                                             --------
Net tangible book value per share after this Offering                   $ 0.0389
                                                                        --------
Dilution per share to new stockholders                                  $ 0.1888
                                                                        ========

      The dilution tables set forth on this page are used to show the dilution that will result to our shareholders caused by our draw-downs under the SEDA.

      In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed market prices:

                                                                DILUTION
               ASSUMED           NO. OF SHARES                 PER SHARE
           OFFERING PRICE         TO BE ISSUED             TO NEW INVESTORS
           --------------         ------------             ----------------
            $    0.22775           28,868,360(1)            $     0.1888
            $    0.17080           28,868,360               $     0.1439
            $    0.11390           28,868,360               $     0.0985
            $    0.05690           28,868,360               $     0.0531

-----------

(1) This represents the maximum number of shares of common stock that are being registered under the SEDA at this time.

                      STANDBY EQUITY DISTRIBUTION AGREEMENT

Summary

      On January 20, 2005, we entered into an SEDA with Katalyst Capital Group. Pursuant to the SEDA, we may, at our discretion, periodically sell to Katalyst Capital Group shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the SEDA, Katalyst Capital Group will pay us 99% of the lowest volume weighted-average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. The number of shares purchased by Katalyst Capital Group for each cash advance is determined by dividing the amount of each advance by the purchase price for the shares of common stock. Further, Katalyst Capital Group will retain 1% of each cash advance we receive under the SEDA. Katalyst Capital Group is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In addition, we engaged Spencer-Clarke, an unaffiliated registered broker-dealer, as our placement agent in connection with the SEDA. For its services, Spencer-Clarke received $10,000. The effectiveness of the sale of the shares under the SEDA is conditioned upon us registering the shares of common stock with the SEC and obtaining all necessary permits or qualifying for exemptions under applicable state laws. The costs associated with this registration will be borne by us.

SEDA Explained

      Pursuant to the SEDA, we may periodically sell shares of common stock to Katalyst Capital Group to raise capital to fund our working capital needs. Notwithstanding the foregoing, our ability to raise capital is limited by the terms of the SEDA with Katalyst Capital Corp. Specifically, Section 2.6 thereof prohibits us from issuing any equity for a price below the then-current market price of our common stock, as quoted by Bloomberg, LP, during the commitment period for the SEDA. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held the first trading day after the pricing period at which time we will deliver shares of common stock and Katalyst Capital Group will pay the advance amount. We may request cash advances under the SEDA once the underlying shares are registered with the SEC. Thereafter, we may continue to request cash advances until Katalyst Capital Group has advanced us a total amount of $5,000,000 or 24 months after the effective date of the accompanying Registration Statement, whichever occurs first.

      The amount of each advance is subject to a maximum amount of $200,000, and we may not submit a request for an advance within seven trading days of a prior advance. The amount available under the SEDA is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request cash advances if the shares to be issued in connection with such advances would result in Katalyst Capital Group owning more than 9.9% of our outstanding common stock. We would be permitted to make draw-downs under SEDA only so long as Katalyst Capital Group's beneficial ownership of our common stock remains lower than 9.9% and, therefore, a possibility exists that Katalyst Capital Group may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the SEDA.

      We do not have any agreements with Katalyst Capital Group regarding the distribution of such stock, although Katalyst Capital Group has indicated that it intends to promptly sell any stock received under the SEDA.

      We cannot predict the actual number of shares of common stock that will be issued pursuant to the SEDA, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. We are registering 28,868,360 shares of common stock for sale under the SEDA. Assuming we issued the number of shares of common stock being registered in the accompanying Registration Statement at an assumed offering price of $0.22775 per share, we would issue 28,868,360 shares of common stock to Katalyst Capital Group for net proceeds of $6,422,592. These shares would represent 20.41% of our outstanding common stock upon issuance. We are registering 28,868,360 shares of common stock for sale under the SEDA. Assuming an offering price of $0.22775 per share, we should be able to fully utilize the entire $5,000,000 available under the SEDA. However, if the average price for which we sold the shares under the SEDA is substantially lower than $0.22775 per share, we will likely need to file another Registration Statement with the SEC to register additional shares of common stock.

      As our stock price declines, we would be required to issue a greater number of shares under the SEDA for a given advance. If we do not issue a greater number of shares during a time when our stock price is declining we will receive a reduced amount of total cash from advances we receive under the SEDA. This is demonstrated by the following table, which shows the number of shares to be issued under the SEDA at an assumed Offering price of $0.22775 per share and 25%, 50% and 75% discounts to the assumed market price.

    Assumed Offering Price:               $    0.22775      $     0.1708      $     0.1139      $     0.0569
    No. of Shares(1):                       28,868,360        28,868,360        28,868,360        28,868,360
    Total Outstanding (2):                 141,413,381       141,413,381       141,413,381       141,413,381
    Percent Outstanding (3):                     20.41%            20.41%            20.41%            20.41%
    Net Cash to Signature Leisure(4):     $  6,422,592      $  4,795,694      $  3,168,796      $  1,541,898

--------------

(1) Represents the number of shares of common stock to be issued to Katalyst Capital Group, under the SEDA at the prices set forth in the table, assuming sufficient authorized shares are available.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Katalyst Capital Group, under the SEDA.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

(4) The net cash amounts in this column could be considerably less if Katalyst Capital Group retains a portion of the stock that it purchases from Signature Leisure. Under the SEDA the number of shares issuable to Katalyst Capital Group may not cause Katalyst Capital Group to own more than 9.9% of our outstanding shares.

      Proceeds used under the SEDA will be used in the manner set forth in the "Use of Proceeds" section of this Prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to receive. Katalyst Capital Group has the ability to permanently terminate its obligation to purchase shares of our common stock under the SEDA if there shall occur any stop order or suspension of the effectiveness of the accompanying Registration Statement for an aggregate of fifty (50) trading days other than due to acts by Katalyst Capital Group or if we fail materially to comply with certain terms of the SEDA, which remain unsecured for thirty (30) days after notice from Katalyst Capital Group.

      All fees and expenses under the SEDA will be borne by us. We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the SEDA, on January 20, 2005, Katalyst Capital Group received 1,000,000 shares of common stock as a one-time commitment fee.

                              PLAN OF DISTRIBUTION

      Katalyst Capital Group, our only selling stockholder, has advised us that the sale or distribution of our common stock owned by them may be effected by them as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or on any other market in which the price of our shares of common stock are quoted or (ii) in transactions otherwise than in the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by Katalyst Capital Group or by agreement between Katalyst Capital Group and underwriters, brokers, dealers or agents, or purchasers. If Katalyst Capital Group effects such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from Katalyst Capital Group or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

      Katalyst Capital Group is an "underwriter" within the meaning of the 1933 Act in connection with the sale of common stock under the SEDA. Katalyst Capital Group will pay us 99% of the lowest volume weighted-average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following our request for an advance. In addition, Katalyst Capital Group will retain 1% of the proceeds received by us under the SEDA, and received 1,000,000 of our common stock as a one-time commitment fee. The 1% retainage and the commitment fee are underwriting discounts. In addition, we engaged Spencer-Clarke, an unaffiliated registered broker-dealer, to act as our placement agent in connection with the SEDA. Under the SEDA Katalyst has represented to us and agreed not to engage in any short-selling of our stock and that its affiliates also will not engage in any short selling of our stock.

      We will pay all the expenses incident to the registration, Offering and sale of the shares of common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholder to pay these expenses. We have agreed to indemnify Katalyst Capital Group and its controlling persons against certain liabilities, including liabilities under the 1933 Act. We estimate that the expenses of the Offering to be borne by us will be approximately $85,000. The Offering expenses consist of: an SEC registration fee of $783, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $16,717. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholder. We will, however, receive proceeds from the sale of common stock under the SEDA resulting from draw-downs by the Company.

      Katalyst Capital Group is a corporation based in Turks and Caicos, BWI. Katalyst Capital Group is in the business of investing in and financing public and private companies. Katalyst Capital Group does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

      Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. Katalyst Capital Group is advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of Katalyst Capital Group are registered to sell securities in all 50 states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with them.

      Katalyst Capital Group should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will apply to purchases and sales of shares of common stock by Katalyst Capital Group, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, Katalyst Capital Group or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while Katalyst Capital Group is distributing shares covered by this Prospectus. Katalyst Capital Group is advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying Registration Statement must be filed with the SEC.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Overview

      The current business of Signature Leisure includes the operations of Parker Productions, a modeling and event staffing business, Signature Auto, an independent dealer in motor vehicles, and E Cubed Technologies, a computer and computer network hardware, software, and services consulting firm. Our primary focus of operations for the next 12-month period will be E Cubed Technologies' and Parker Productions' operations, as these are our currently functioning entities that are expected to generate revenues. We cannot give any assurance that Signature Leisure will be able to generate a profit. In the event that Signature Leisure does generate a profit it will use those profits to maintain and grow our operations. To date we have not generated profits from our operations.

      The hurricanes that hit Central Florida in August and September 2004 severely damaged our offices and auto sales facility located at 1111 N. Orlando Ave, Winter Park, FL 32789 to a level of destruction that Signature Leisure and the facility's landlord agreed to have the lease terminate early, ending on September 30, 2004.

      Subsequently, we relocated to office and warehouse space located at 100 Candace Drive, Suite 100, Maitland, Florida 32751, which is presently being provided to us at no cost by Renovo Holdings. The facility is approximately 3,600 square feet. The Chief Executive Officer of Renovo Holdings is Stephen Carnes who is also the Chief Executive Officer of Signature Leisure.

Signature Auto

      During the period ended September 30, 2005, we restarted the pre-owned vehicle sales dealership in the form of wholesale sales. At present we are not retailing vehicles, which is to say that we are not holding inventory for the express purpose of selling to the retail public. We are purchasing inventory with the sole purpose of wholesaling the vehicles to other dealers. The scope of the operation is somewhat limited due to available capital, which consists of a $35,000 loan from an officer of the company, in addition to the two $50,000 credit lines we have received from Manheim Automotive Financial Services and American Finance Corporation. American Finance Corporation has provided us a $50,000 credit line and charges us a $75 fee for each charge on the credit line. The interest rate is the prime rate plus 4.5% per annum compounded daily. The credit line is evidenced by a promissory note and security agreement. Manheim Automotive Financial Services has provided us a $50,000 credit line and charges us an administrative fee of $75 per draw. The interest rate for this line of credit is 3% over the prime rate. No amounts were outstanding on the two credit lines at December 31, 2005. Revenues from auto sales for the year ended December 31, 2005 were $45,182 and the related costs of auto sales were $45,001 or approximately 99% of revenue. Our average revenue that we generate from the sale of a vehicle is $3,800 which consists of vehicles ranging in sale price from $500 to $8,000. As of March 2006, we had no vehicles in inventory and experienced significant losses on the two vehicles recently sold from our inventory. We believe that our sales will increase as the result of our marketing efforts, the growth of our internal sales team and our efforts in exploring additional sales channels for our services. No formal direct marketing program has been initiated by us. We do not intend to spend resources to purchase customer lists.

Parker Productions

      Parker Productions is being developed as a modeling and event staffing business. The individual models and staff that we provide to clients operate as independent contractors to Parker Productions. Revenues from services for the year ended December 31, 2005 were $26,575 and the related costs of contracted services were $16,076 or approximately 60% of revenue. These costs of contracted services were due to the fact that Parker Productions was paid up front during prior quarters for services rendered during subsequent periods. The client prepaid the project and the costs were incurred over the course of several months to follow. We do not expect the disproportionate cost and profit to continue as we have not entered into, nor prospected any, new client jobs of that nature.

      During the period ended March 31, 2006, we did not produce any revenue from our event staffing operations.

      Parker Productions generate revenues by contracting models and event staff for client companies and organizations to utilize for special events and promotions. Some projects get billed as a flat fee for the entire promotional project; however, the majority of projects are single event contracts which we charge the client a premium rate per hour for the contracted staff.

      Presently, the company is providing customers with two basic forms of service. The first type of service is providing staff (models) for area conventions. Such type of services would include providing staff members to assist in managing the company's booth at a convention. The staff member would assist the client with visitors to the client's booth.

      The second form of service is in the form of beverage promotions. Such promotions take place in area bars, in which Parker staff assist the client with gaining product awareness from the bar patrons.

      We continue to work on building our list of clients. To increase list of clients, Parker Productions manages a lead generation program. This lead generation program is maintained by Evan Weybright, Vice President of Operations, through a network that consists of referrals to Parker Productions made by the Orlando Convention and Visitors Bureau.

E Cubed Technologies

      E Cubed Technologies is an authorized reseller of Dell(R) products. This means we have the ability to purchase computer and network hardware and software at reseller pricing for resale to our clients.

      DocSTAR's relationship is contract based and thereby providing E Cubed team with opportunity to both sell and service DocSTAR products. The agreement dictates what requirements we must fulfill, including staff training necessities and authorized sales territories.

      As per our agreement with DocSTAR, sales staff is to be trained by DocSTAR in a short product application course. Additionally, any representatives servicing DocSTAR must be trained in a more intensive technical course. The agreement specifies the counties of Orange, Seminole, Volusia, Brevard, Lake, and Osceola in the state of Florida as our direct market territories. Clients outside of that area would require us to involve DocSTAR corporate and, in many cases, another DocSTAR partner. The agreement does not prohibit us from selling and servicing other products. The agreement does not have minimum requirements for sales over any period of time. The agreement can be terminated by either party at any time for any reason. In the event that DocSTAR terminates the agreement, we will have a period of 12 months to continue servicing clients owing to the incidental fact that any particular client may have an existing service contract in place with us that may not have yet expired.

      Signature Leisure intends to build a full-service IT, network/server, and computer services firm. We are focused on building a consulting-oriented value added reseller ("VAR") and intend to emphasize service and support to differentiate our company from more price-oriented national chains and enterprise focused service firms. We intend to provide both computer and network software and hardware products and services to make them useful to small businesses. We will service both PC-based LAN systems and server-based systems. Our services will include design and installation of network systems, training, support, and administration. During to the period ended September 30, 2005, E Cubed Technologies started business operations in the greater Orlando, Florida area. We currently represent both Dell computer hardware and software products and DocSTAR, one of the leading document imaging solution builders. DocSTAR, which is a product of AuthentiDate, Inc., provides clients with a document imaging and retrieval solution. DocSTAR offers software products for the document imaging industry, specifically a suite of software solutions that securely scans, stores and retrieves documents.

      To increase our client list, Matt Lettau, our operations coordinator, performs cold call prospecting of potential clients in our general geographic area. No advertising campaigns are anticipated or planned. Revenues from sales and services for the year ended December 31, 2005, were $29,206 and the related costs were $12,733 or approximately 44% of revenue. Revenues from sales and services for the three months ended March 31, 2006 were $3,539 and the related costs were $3,384 or approximately 95.6% of revenue.

Going Concern

      Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Management believes we will need to raise approximately $950,000 in order to fund operations for the 12-month period commencing on the date on which we anticipate the accompanying Registration Statement will be declared effective by the SEC. As shown in the accompanying financial statements, we have incurred significant losses since inception. During the year ended December 31, 2005 we had a net loss of $1,619,130, and a net loss of $778,245 for the three months ended March 31, 2006. As of December 31, 2005, our retained deficit was $4,964,579, and our retained deficit $5,742,824 for the three months ended March 31, 2006. Our total assets for the year ended December 31, 2005 and for the three months ended March 31, 2006 were $87,420 and $44,304, respectively. Our losses, among others, may indicate that we will be unable to continue as a going concern for reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should we be unable to continue as a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability. We have limited capital with which to pursue our business plan. There can be no assurance that our future operations will be significant and profitable, or that we will have sufficient resources to meet our objectives. We may pursue either debt or equity financing or a combination of both, in order to raise sufficient capital in order to meet our financial requirements over the next 12 months and to fund our business plan. Notwithstanding the foregoing, our ability to raise capital is limited by the terms of the SEDA with Katalyst Capital Group. Specifically, Section 2.6 thereof prohibits us from issuing any equity for a price below the then-current market price of our common stock, as quoted by Bloomberg, LP, during the commitment period for the SEDA. There is no assurance that we will be successful in raising additional funds. At this time, our only plan regarding the pursuit of financing is the financing under the SEDA we have with Katalyst Capital Group.

Results Of Operations For The Three-Months Ended March 31, 2006 Compared to the Three-Months Ended March 31, 2005

Revenues

Revenues during the period ended March 31, 2006 were $13,829 versus $7,315 for the comparative prior period, or an increase of $6,514 or 47%. These increased revenues did not produce any gross profits due to losses on vehicle sales.

Net Loss

The Company reports a net loss of $778,245 for the three months ended March 31, 2006 or a $0.01 loss per share, versus a net loss of $593,701 for the three months ended March 31, 2005 or a $0.05 loss per share. This represent and increase in net loss of $184,544 or 24%.

The net loss for the three months ended March 31, 2006 of $778,245 is comprised of loss from operations of $776,646, plus interest expense of $1,599. Primary contributors to loss from operations for the period included stock-based compensation for other business consulting of $663,000 and general and administrative expenses of $105,442. The comparative net loss for the 3-months ended March 31, 2005 of $593,701 is comprised of loss from operations of $592,757 and interest expenses of $944. The increase in net loss is primarily due to increases in stock based compensation.

Results Of Operations For The Year Ended December 31, 2005, Compared To The Year Ended December 31, 2004

      During the fiscal year ending December 31, 2005, we had revenues of $101,632 and experienced a net operating loss of $1,619,130 compared to revenues of $228,867 and a net operating loss of $1,902,537 for the fiscal year ending December 31, 2004. This represents a decrease of 127,235 in revenues, or 55% and a decrease in net operating loss of $283,407, or 14% over the year ended December 2004. Cost of sales for the fiscal year ending December 31, 2005 totaled $73,810, compared to cost of sales for the fiscal year ending December 31, 2004 totaled $232,168, or a decrease of $158,358 (68%). For the fiscal year ended December 2005, general and administrative expenses of $723,102 and stock-based compensation totaling $913,773 were primary contributors to the net operating loss. For the fiscal year ended 2004, general and administrative expenses of $1,183,019 and stock-based compensation totaling $714,100 were primary contributors to the net operating loss. The significant difference in net operating loss for the fiscal years ending December 31, 2005 and 2004 is primarily due to a significant decrease in general and administrative expenses for the period ending December 31, 2005.

Cost of Services

      For the 12 months ended December 31, 2005, the cost of our services was $73,810, as compared to $232,168 for the 12 months ended December 31, 2004. This was a decrease in costs to us of $158,358 or 68%, primarily based on expenses related to the reduced operations of the auto sales business. We believe our cost of services will increase for the next year if we are able to increase the level of our operations.

Expenses

      For the 12 months ended December 31, 2005, our general and administrative expenses were $723,102, as compared to $1,183,019 for the 12 months ended December 31, 2004. Our general and administrative expenses decreased $540,083 or 46% as a result of a reduction of officer's bonuses. Specifically, in 2004, Mr. Carnes received a bonus of $750,000, in 2005 Mr. Carnes received a bonus of $300,000 resulting in an expense reduction of $450, 000.

Net Loss

      We incurred a net loss of $1,619,130 for the year ended December 31, 2005, compared to a net loss of $1,902,537 for the year ended December 31, 2004. The decreased loss or $283,407 or 14% was due primarily to a decrease in administrative expenses primarily related to a decrease in stock based compensation. On December 31, 2005, we had current assets of $70,021 and current liabilities of $942,978, resulting in a working capital deficit of $872,957.

Revenue and Cost by Segment

      Signature Auto

      Revenues from auto sales for the 12 month period ended December 31, 2005, were $45,182 and the related costs of auto sales were $45,001 or approximately 99% of revenue. Our average sale of a vehicle is $3,800, which consists of vehicles ranging in sale price from $500 to $8,000. Revenues from auto sales for the three months ended March 31, 2006 was $10,290. We believe that our sales will increase once we have funding available to purchase a larger volume of vehicles. We currently have the ability to purchase only one or two vehicles for inventory and once sold may not be able to purchase replacements until the transactions have cleared which could take 10 days or more. As of March 2006, we had two vehicles in inventory which were recently sold. No formal direct marketing program has been initiated by us. We do not intend to spend resources to purchase customer lists.

      Parker Productions

      Revenues from services for the 12 month period ended December 31, 2005, were $26,575 and the related costs of contracted services were $16,076 or approximately 60% of revenue. There were no revenues from services for the three months ended March 31, 2006.

      E Cubed Technologies

      Revenues from sales and services for the 12 month period ended December 31, 2005 were $29,206 and the related costs were $12,733 or approximately 44% of revenue. Revenues from sales and services for the three month period ended March 31, 2006 were $3,539 and the related costs were $3,384, or approximately 95.6% of revenue.

      To increase our client list, Matt Lettau, our operations coordinator, performs cold call prospecting of potential clients in our general geographic area. No advertising campaigns are anticipated or planned.

      Expenses in Detail

      General and administrative expenses of $723,102 and stock-based compensation totaling $913,773 were primary contributors to our net operating loss. Our general and administrative expenses were comprised primarily of compensation and bonuses paid to our Chief Executive Officer, legal professional fees and rent. The following is a detailed list of our general and administrative expenses:

             Officer Compensation and Bonus                          $ 550,000
             Officer Auto Allowance                                      8,400
             Accounting                                                 39,815
             Rent                                                       21,531
             Legal Fees                                                 22,000
             Placement Agent Fees                                       10,000
             Marketing & Public Relations                                8,272
             Sub Contractor                                              8,256
             Investor Services                                           8,063
             Bad Debt Expense                                            7,405
             Amortization Expense                                        5,833
             Insurance                                                   5,672

             Telephone                                                   3,798
             Promotional Items                                           3,500
             Electric                                                    2,691
             Licenses and Permits                                        2,508
             Miscellaneous                                               2,272
             Sales Representative                                        2,200
             Postage and Delivery                                        1,912
             Office Expenses                                             1,525
             Payroll Taxes                                               1,446
             Educational Training                                        1,330
             SEC Fees                                                    1,000
             Membership Fees                                               955
             Internet Service                                              764
             Merchant Fees                                                 694
             Content Insurance                                             670
             Depreciation Expense                                          590
                                                                   -----------
                                                                   $723,102.00
                                                                   ===========

      The following individuals received stock-based compensation in the following amounts and reported dollar values.

                                                                          No. of
                                                                        Number of
   Date        Shareholder                Description of Services         Shares       Dollar Amount
----------    ----------------------      -----------------------         ------       -------------

01/04/2005    Edward Miers                Consulting services            375,000         75,000.00
01/04/2005    Evan Weybright              Consulting services            375,000         75,000.00
01/17/2005    Loren Brown                 Consulting services             18,750          4,800.00
01/17/2005    Carla Rissell               Consulting services             25,000          6,500.00
01/17/2005    Evan Weybright              Consulting services             12,500          3,250.00
02/07/2005    Evan Weybright              Consulting services            500,000         30,000.00
02/07/2005    Edward Miers                Consulting services            500,000         30,000.00
02/07/2005    Carla Rissell               Consulting services             30,000          1,800.00
02/07/2005    Russ Rollins                Consulting services             20,000          1,200.00
03/03/2005    John Wray                   Legal services                 300,000         30,000.00
03/03/2005    Alberto Buckeridge          Consulting services              1,312            131.00
03/03/2005    Carla Rissell               Consulting services            100,000         10,000.00
03/03/2005    Cynthia Wainwright          Consulting services            117,438         11,743.00
03/03/2005    Matt Lettau                 Consulting services            100,000         10,000.00

                                                                          No. of
                                                                        Number of
   Date        Shareholder                Description of Services         Shares       Dollar Amount
----------    ----------------------      -----------------------         ------       -------------

03/03/2005    Irving M. Einhorn           Legal services                 200,000         20,000.00
03/03/2005    Marc Mero                   Consulting services             50,000          5,000.00
03/03/2005    Evan Weybright              Consulting services            300,000         30,000.00
 04/28/05     Katalyst Capital Group      Commitment fee               1,000,000         15,000.00
 04/29/05     Benard Woods                Consulting services          2,300,000         34,500.00
 04/29/05     Carla Rissell               Consulting services            300,000          4,500.00
 04/29/05     Cynthia Wainwright          Consulting services            300,000          4,500.00
 04/29/05     Edward Miers                Consulting services          2,300,000         34,500.00
 04/29/05     Matt Lettau                 Consulting services            300,000          4,500.00
 04/29/05     Evan Weybright              Consulting services          2,300,000         34,500.00
 06/06/05     Jeff Mackay                 Legal services                 600,000         24,000.00
 06/06/05     John Wray                   Legal services                 250,000         10,000.00
 06/17/05     Andra Espinoza              Consulting services          2,000,000         30,000.00
 06/17/05     Evan Weybright              Consulting services          1,000,000         15,000.00
 06/27/05     Andra Espinoza              Consulting services            900,000         13,500.00
 07/14/05     Andra Espinoza              Consulting services          1,500,000         28,500.00
 07/14/05     Evan Weybright              Consulting services            500,000          9,500.00
 08/02/05     Matt Lettau                 Consulting services          1,200,000         42,000.00
 08/02/05     Joe Barrett                 Consulting services             85,700          3,000.00
 08/02/05     Jeff Mackay                 Legal services                 400,000         14,000.00
 08/17/05     Edward Meirs                Consulting services          2,000,000         45,560.00
 08/29/05     Andra Espinoza              Consulting services          3,000,000         22,500.00
 08/29/05     Evan Weybright              Consulting services          2,000,000         15,000.00
 08/29/05     Cynthia Wainwright          Consulting services          1,000,000          7,500.00
 09/15/05     Edward Miers                Consulting services          1,000,000         12,500.00


                                                                          No. of
                                                                        Number of
   Date        Shareholder                Description of Services         Shares       Dollar Amount
----------    ----------------------      -----------------------         ------       -------------

 09/15/05     Joe Barrett                 Consulting services            500,000          6,250.00
 09/20/05     Joe Barrett                 Consulting services            250,000          5,000.00
 10/07/05     Joe Barett                  Consulting services          2,500,000         20,625.00
 10/07/05     July Tomasi                 Consulting services            200,000          1,650.00
 10/25/05     Andra Epinoza               Consulting services          3,000,000         23,250.00
 10/25/05     Edward Miers                Consulting services          2,500,000         19,375.00
 10/25/05     Cynthia Wainwright          Consulting services          1,000,000          7,750.00
 10/25/05     Matt Lettau                 Consulting services          1,000,000          7,750.00
 10/25/05     Irving Einhorn              Legal services                 500,000          3,875.00
 10/25/05     Robert Thomas               Consulting services            250,000          1,937.00
 11/07/05     Evan Weybright              Consulting services          3,000,000         24,000.00
 12/15/05     Matt Lettau                 Consulting services          1,000,000         13,000.00
 12/15/05     Evan Weybright              Consulting services            500,000          6,500.00
 12/15/05     Andra Espinoza              Consulting services            500,000          6,500.00
 12/20/05     Andra Espinoza              Consulting services            995,550         17,422.00
 12/20/05     Andra Espinoza              Consulting services          1,000,000         17,500.00
 12/20/05     Robert Thomas               Consulting services            100,000          1,750.00
 12/20/05     Evan Weybright              Consulting services            500,000          8,750.00
                                                                      ----------        ----------
 12/31/05                                 Ending balance              48,556,250        961,868.00
                                                                      ==========        ==========

Liquidity And Capital Resources

      Periodically, Mr. Carnes, our sole officer and director, will advance cash to Signature Leisure to pay expenses for operations. Mr. Carnes is under no obligation to finance operations. During the three months ended March 31, 2006, Mr. Carnes advanced $11,054, and during the 12 months ended December 31, 2005, Mr. Carnes advanced us $51,362 and paid expenses on behalf of Signature Leisure totaling $41,725.

      During the three months ended March 31, 2006, the Company's cash position decreased by $24,557 to $10,986. Net cash used in operating activities totaled $49,029; net cash used for investing activities was $0; and $24,472 of cash was provided through financing activities primarily from proceeds from loans to related parties.

      During the fiscal year ending December 31, 2005, we received $195,859 net cash provided by financing activities primarily from proceeds from loans to related parties. Net cash used in operating activities totaled $147,242. Cash used in investing activities was $23,823. The resultant overall net increase in cash for the period was $24,794; where the beginning balance for the period was $10,749, the resultant balance cash balance at the end of the period was $35,543.

      During the fiscal year ending December 31, 2004, we received $67,968 net cash provided by financing activities from the issuance of notes payable and officer advances. Net cash used in operating activities totaled $158,732. No cash was used in investing activities. The resultant overall net decrease in cash for the period was $90,764; where the beginning balance for the period was $101,513, the resultant balance cash balance at the end of the period was $10,749.

      Currently, the majority of our operations have been funded through loans and from the issuance of our common stock. We have not generated sufficient revenue to pay for our operations. At December 31, 2005, we had a working capital deficit of $872,957, and at December 31, 2004, we had a working capital deficit of $770,200, which means that we did not have sufficient assets to meet our liabilities. As a result we did not have sufficient revenue to pay our debts as they became due.

      Cash used in operating activities for the 12 months ended December 31, 2005 was $147,242 compared to $158,732 for the same period a year earlier. The cash used in operating activities was mainly a result of our net loss and operating expenses.

      Net cash provided by financing activities was $195,859 for the 12 months ended December 31, 2005 compared to $67,968 in the same period for 2004. The cash provided in 2005 was mainly from the proceeds of notes and the issuance of common stock.

      We continue to experience substantial cash flow difficulties and we expect to experience cash flow difficulties for an indefinite period. Although no assurances can be given, we believe that our cash flow deficit will improve as revenues and sales increase. In addition, although no assurances can be given, we believe that we may be able to secure additional equity and/or debt financing.

      A critical component of our operating plan impacting our continued existence is the ability to obtain additional capital through additional equity and/or debt financing. Notwithstanding the foregoing, our ability to raise capital is limited by the terms of the SEDA with Katalyst Capital Group. Specifically, Section 2.6 thereof prohibits us from issuing any equity for a price below the then-current market price of our common stock, as quoted by Bloomberg, LP, during the commitment period for the SEDA. We do not anticipate enough positive internal operating cash flow until such time as we can generate substantial revenues, which may take the next few years to fully realize. In the event we cannot obtain the necessary capital to pursue our strategic plan, we may have to cease or significantly curtail our operations. This would materially impact our ability to continue operations.

      Our near term cash requirements are anticipated to be offset through the receipt of funds from private placement Offerings and loans obtained through private sources. Since inception, we have financed cash flow requirements through debt financing and issuance of common stock for cash and services. As we expand operational activities, we may continue to experience net negative cash flows from operations, pending receipt of servicing or licensing fees, and will be required to obtain additional financing to fund operations through common stock Offerings and bank borrowings to the extent necessary to provide working capital.

      Over the next 12 months we believe that existing capital and anticipated funds from operations will not be sufficient to sustain operations and planned expansion. Consequently, we will be required to seek additional capital in the future to fund growth and expansion through additional equity or debt financing or credit facilities. No assurance can be made that such financing would be available, and if available it may take either the form of debt or equity. In either case, the financing could have a negative impact on our financial condition and our stockholders. We anticipate incurring operating losses over the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continue to develop and upgrade technology and products, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

      Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability. We have limited capital with which to pursue our business plan. There can be no assurance that our future operations will be significant and profitable, or that we will have sufficient resources to meet our objectives. We may pursue either the option of debt or equity financing or a combination of both in order to raise sufficient capital in order to meet our financial requirements over the next 12 months and to fund our business plan. Notwithstanding the foregoing, our ability to raise capital is limited by the terms of the SEDA with Katalyst Capital Group. Specifically, Section 2.6 thereof prohibits us from issuing any equity for a price below the then-current market price of our common stock, as quoted by Bloomberg, LP, during the commitment period for the SEDA. There is no assurance that we will be successful in raising additional funds. At this present time, our only definite plan regarding the pursuit of any form of financing is that of the SEDA with Katalyst Capital Group.

      We intend to use the advances under the SEDA to assist in the offset of our current cash flow difficulties. However, we must first file, and the SEC must declare effective, the accompanying Registration Statement registering the resale of the registrable securities before an advance can be made. Also, if we fail for any reason to repay any of the above loans on a timely basis, then we may have to curtail our business sharply or cease operations altogether.

Notes payable

      On December 31, 2005, we executed a note in favor of our president and sole director for the balance owed on advances to Signature Leisure totaling $130,386. The note is due on July 15, 2006. Interest begins to accrue at 12% at that date if the note is not paid. No interest was paid during the three months ended March 31, 2006.

      During 2005, a shareholder loaned us $33,507 to pay expenses. Signature Leisure executed a note in favor of this shareholder on December 31, 2005. The note is due on July 15, 2006. Interest begins to accrue at 12% at that date if the note is not paid. During the three months ended March 31, 2006, the president and sole director loaned the Company $11,054 to pay expenses. The Company executed notes in favor of the president and sole director. The notes are due on July 15, 2006. Interest begins to accrue at 12% at that date if the note is not paid.

      During the three months ended March 31, 2006, a shareholder loaned the Company $15,918 to pay expenses. The Company executed notes in favor of this shareholder. The notes are due on July 15, 2006. Interest begins to accrue at 12% at that date if the note is not paid.

      No interest was paid during the three months ended March 31, 2006.

      During 2004, Edward Miers, a shareholder, loaned us $28,210 in exchange for a promissory note bearing an 8% interest rate. During the three months ended March 31, 2006 the Company paid a shareholder $2,500 toward a note. The remaining principal balance was $12,435. Accrued interest expense on the note totaled $3,978 at March 31, 2006.

      On December 31, 2005, we executed a note with Katalyst Capital Group combining prior notes into one in the amount of $69,689, including accrued interest. The note carries an 8% interest rate and matures on December 31, 2006.

Profitability

      We intend to achieve profitability by allocating funds for business development to be used for marketing materials and services for Signature Auto, Parker Productions, and E Cubed Technologies. Funds will also be allocated to pay for fees and training expenses associated with the development of additional corporate partnerships for E Cubed Technologies.

      By allocating funds to business development, we will be able to grow our level of business and increase revenues which will help to cover the fixed general and administrative expenses of the corporate entity. The additional funding will allow us to fund marketing programs to increase our revenues and hire additional staff, such as an additional event coordinator for Parker Productions, to support the growth in our two newest businesses. We are also working to rebuild our auto sales business that was disrupted by the hurricanes that hit Central Florida in 2004. Additional funding will assist Signature Auto operations in this effort.

      Additionally, in an effort to achieve profitability, we will allocate funds for infrastructure and improvements will be used for computer and communications equipment and software to make more efficient and improve access to our business applications and communications. The initial phase would cover software and hardware additions and upgrades to improve control, configuration and reliability of both internal and external messaging and communication as well as business applications and data.

      We will also allocate funds for operating capital to be used to increase our vehicle inventory for Signature Auto and to pay down our current debts for rent, wages, attorney fees, as well as every day expenses such as telephone service, electricity, transfer agent fees, and office supplies. At the present time, we do not have access to adequate funding. By using equity to finance vehicle purchases, rather than financing inventory, we will reduce the cost of holding vehicle inventory and thereby improve profitability in the Signature Auto division. This will provide additional net income to cover the fixed corporate expenses and assist in our efforts to achieve profitability.

      We anticipate having continued significant operating losses for the next 24 months. We will require approximately $950,000 in to fund our operations for the 12-month period commencing on the date on which we anticipate the accompanying Registration Statement is declared effective by the SEC. The following table illustrates how we would use the $950,000 in funding:

            USE OF PROCEEDS:                                          AMOUNT
                                                                     ---------
            Business Development                                     $ 300,000
            Infrastructure and Improvements                            100,000
            Operating Capital
              Payment of Debts                                         100,000
              Increase Vehicle Inventory                               100,000
              Other Operating Expense                                  350,000
                                                                     ---------
            Total                                                    $ 950,000
                                                                     =========

Off-Balance Sheet Arrangements

      We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

                             DESCRIPTION OF BUSINESS

Overview

      Signature Leisure was incorporated in the State of Colorado on March 15, 2000 as JDLPhotos.com, Inc. Through January 20, 2003, JDLPhotos.com, Inc. was located in Longmont, Colorado and was a retailer of matted and framed photographs. Due to the continuing losses from operations and the increasing expense related to the public entity, a new management and business opportunities were sought. On January 20, 2003, we transferred its business back to James DeLutes, its majority shareholder and underwent a change of control. As a result of this transfer and the change in control, we became a public shell.

      In February of 2003, we changed our name from JDLPhotos.com, Inc. to Valde Connections, Inc. We began pursuing a business strategy of identifying profitable clinical day spa and salons for potential acquisitions, as well as considering future company growth through building new facilities in selected locations. In August of 2003, we changed our name to Signature Leisure, Inc., to more closely relate with our business direction.

      In February 2004, we completed the registration process to become buyers and sellers of vehicles at five Central Florida vehicle auction facilities. We also announced the receipt of a line of credit from Automotive Finance Corporation, an Allete Company. We began participating in automobile auctions and the establishment of an inventory. We sold our first six vehicles during the week of March 8, 2004. Signature Leisure d/b/a Signature Auto operated Signature Auto as a pre-owned automobile dealership at 1111 N. Orlando Avenue, Winter Park, Florida 32789.

      The hurricanes that hit Central Florida in August and September 2004 severely damaged our offices and auto sales facility located at 1111 N. Orlando Ave, Winter Park, FL 32789 to a level of destruction that Signature Leisure and the facility's landlord agreed to have the lease terminate early, ending on September 30, 2004. Subsequently, we relocated to office and warehouse space located at 100 Candace Drive, Suite 100, Maitland, Florida 32751, which is presently being provided to us at no cost by Renovo Holdings. The CEO of Renovo Holdings is Stephen Carnes, the CEO of Signature Leisure. The facility is approximately 3,600 square feet.

      On February 15, 2005, we acquired certain assets from Parker Productions, a sole proprietorship operating in the State of Florida. Parker's operations consisted of modeling and event staffing services.

      During February 2005, Signature Leisure incorporated a new company with the name Parker Productions, Inc. Parker Productions, Inc. is a wholly-owned subsidiary of Signature Leisure. Following Signature Leisure's acquisition of Parker Production's assets, Signature Leisure placed the assets in Parker Productions, Inc.

      On July 21, 2005 Signature Leisure, Inc. formally incorporated E Cubed Technologies, Inc. in the state of Florida in order to better organize and market its network and technology services Offerings. This line of business has currently generated six clients. E Cubed Technologies, Inc. is an authorized dealer DocSTAR, a document imaging solutions company with whom we currently have a contractual relationship.

      On July 23, 2005, Signature Leisure d/b/a Signature Auto began rebuilding the inventory of motor vehicles to offer for sale as wholesale and retail product. As of March 31, 2006, we had eight vehicles in inventory and we have closed sales on 16 vehicles.

Personnel

      We presently have five primary consultants/employees. Ed Miers assists us with corporate strategy and evaluation. Additionally, Mr. Miers provides consulting services for Signature Auto's operations. Matt Lettau assists with both sales and operations for all three business units. Andra Espinoza assists us with corporate strategy and evaluation. Robert Thomas assists E Cubed Technologies with sales and marketing. Cynthia Wainwright assists us with administrative matters for Signature Leisure. Parker Productions maintains a large list of independent contractors for use at tradeshows and promotional events, these contractors used on a random basis wholly dependent upon client need. All independent contractors are contracted on an as needed basis.

Business

      The current business of Signature Leisure includes the operations of E Cubed Technologies, Inc., a network and technologies service company; Parker Productions, Inc., a modeling and event staffing business; and Signature Auto, an independent dealer in motor vehicles. The focus of operations for the next 12-month period will be the operations of E Cubed Technologies, Parker Productions and Signature Auto as a currently functioning operating units expected to generate revenues. Signature Leisure expects to use profits from each operating units to maintain and grow each unit. Management has begun rebuilding the auto sales business; however additional working capital will be required in order to fully ramp-up operations of auto sales. Parker Productions is being developed as a modeling and event staffing business. The individual models and staff that we provide to our clients operate as independent contractors. E Cubed Technologies is being developed as a network and technology services company. Presently, sales revenues from the operations of all three operating units are very limited, though we continue to work on building the list of clients for all three units.

      Signature Auto - The automotive dealership is presently operating on funds from credit lines established from MAFS and AFC in addition to a loan of $35,000 from an officer of the company. Our management desires to have the dealership achieve growth to a level of possessing $250,000 in company-owned inventory (as opposed to financed inventory). In order to achieve this goal, we will need to have access to adequate funding.

      E Cubed Technologies, Inc. - We have already entered the initial stage of the development of E Cubed Technologies: the initial investment and training related to identified product Offerings. We estimate that we are approximately 45 days from the completion of this step. The second phase, roll-out of marketing and sales campaign, is in the initial planning stages. We believe this process will take approximately 90 days to reach satisfactory performance of operation and will require an estimated $20,000 of development capital. The first two stages are ongoing processes that do not necessarily end with the beginning of a new phase as we intend to constantly enter into marketing and directives geared for new verticals, which will require us to adapt and generate new marketing avenues as well as garner knowledge of new client business models and systems. The third phase, expansion of existing business, will be undertaken once suitable business operations are reached. This will encompass undertaking more aggressive advertising campaign strategies, evaluation of future expansion to new vertical markets, potential partnership with new vendors and service providers, expansion of sales and service personnel, and furthering internal infrastructure. An estimated $50,000 would be necessary to ideally implement phase three elements under anticipated business conditions and we forecast an estimated nine months to fully implement this phase.

      Parker Productions - Parker Productions is presently operating as a modeling and event staffing business. We require $75,000 in order for Parker Productions to achieve growth over the next 12 months. The funds would be used as follows: $35,000 for a full time event coordinator, $15,000 for a part-time event assistant and $25,000 for a marketing budget. The event coordinator and assistant would provide Parker Productions with the flexibility and focus to expand business with our current client list. Additionally, the marketing budget will be used to enhance visibility and name recognition in the Central Florida marketplace in an effort to expand our portfolio of clients.

      Parker Productions generates revenues by contracting models and event staff for client companies and organizations to utilize for special events and promotions. Some projects get billed as a flat fee for the entire promotional project; however, the majority of projects involve single event contracts which we charge the client a premium rate per hour for the contracted staff.

      Revenues from services for the year ended December 31, 2005 were $26,575 and the related costs of contracted services were $16,076 or approximately 60% of revenue. These costs of contracted services were due to the fact that Parker Productions was paid up front during prior quarters for services rendered during subsequent periods. The client prepaid the project and the costs were incurred over the course of several months to follow. There were no revenues from services for the three months ended March 31, 2006.

Competitive Business Conditions

      Signature Auto - Car Dealership

      We operate in a very competitive local market. Within the pre-owned vehicle sales marketplace there are three distinct categories of dealerships. The first is the franchise dealer, which is a dealership that sells pre-owned vehicles in addition to new cars and the business is operated under a franchise from a major manufacturer such as Chrysler, Ford, Chevrolet, Toyota or Nissan. The second category is that of the major regional or nationwide pre-owned vehicle dealer, such as a Carmax as well as Budget Auto Sales. The third category is the independent retailer, which typically consists of a single location, and it is within this third category that we compete. Our competitors include such dealerships as Contemporary Cars Incorporated and MacKey Auto Broker, both local and independently pre-owned dealers.

      This is a highly competitive business, and we expect competition to increase in the future. Increased competition could result in:

      o     price reductions, decreased revenue and lower profit margins;

      o     inability to gain market share;

      o     loss of market share once, and if gained; and

      o     increased marketing expenditures.

      Parker Productions - Modeling and Event Staffing Business

      The modeling and event staffing business is another industry characterized by intense competition. Our main competition in the region is Axis Talent and Promotions. Competition is intense and we expect it to increase. Increased competition could result in:

      o     price reductions, decreased revenue and lower profit margins;

      o     inability to gain market share;

      o     loss of market share once, and if gained; and

      o     increased marketing expenditures.

      As a result of our competition targeting our same market; namely, individuals and corporate entities interested in modeling and event staffing services, we will only be able to distinguish our services as the result of our advertising programs and ultimately quality and efficiency of service. Our goal is to determine methods by which we can maximize contacts with national clients. We do not anticipate distinguishing our services from other like services available in the market in the near future.

      E Cubed Technologies - Networked Technology Services

      E Cubed Technologies focuses on maintaining evaluating our clients and helping them to acquire, configure, and maintain systems that we believe make sense in their business environments. We also target clients in vertical markets which have been identified, either through direct experience or survey data, as ideal candidates for such services and products. The competitors for E Cubed Technologies include: hardware-focused dealers; storefront computer resellers, chain stores and computer super stores which include major chains such as CompUSA and Best Buy. Our average competitor has more than 10,000 square feet of space and usually offers walk-in service.

Consultants/Employees

      Signature Leisure currently utilizes five consultant/employees, in addition to our sole officer and director Mr. Carnes, for operations in our business segments. Additional services required for our operations are provided by subcontractors engaged as required.

      Signature Leisure, Inc. (Parent)

      -     Cynthia Wainwright, Administrative Assistant

      -     Evan Weybright, V.P. Operations

      -     Andrea Espinoza, Operations Assistant

      -     Ed Miers, Special Advisor

      Parker Productions (event staffing)

      -     Matt Lettau, Operations Coordinator

      -     Evan Weybright, Operations Coordinator

      -     Andrea Espinoza, Operations Coordinator

      Signature Auto (auto sales)

      -     Matt Lettau, Operations Coordinator

      E Cubed Technologies (information technology services)

      -     Evan Weybright, Operations Director

      -     Matt Lettau, Sales Director

Marketing

      Signature Auto

      No formal direct marketing program has been initiated by the Company. The Company does not intend to spend resources to purchase customer lists.

      E Cubed

      Matt Lettau, our operations coordinator, performs cold call prospecting of potential clients in our general geographic area. No advertising campaigns are anticipated or planned.

      Parker Productions

      Parker Productions utilizes a continually adaptive sales and marketing model to attract clients from the highest potential income segments. An attractive, flexible, and client goal tailored program allows us to market ourselves to any business category in any area.

      We currently focus on business segments, whose needs generally match our offerings, outlining several benefits to potential clients including fiscal and time efficiencies as well as more effective exposure and campaign results

      We believe clients rarely compare promotional groups directly, looking for two, or more, possible providers of a proposed project or job. We believe they typically follow word-of-mouth recommendations, rather than selecting from a menu of possible providers.

      To increase list of clients, Parker Productions manages a lead generation program. This lead generation program is maintained by Evan Weybright, Vice President of Operations, through a network that consists of referrals to Parker Productions made by the Orlando Convention and Visitors Bureau.

      E Cubed Technologies

      The ideal target E Cubed Technologies customer is a small business with five to 25 employees using network and computer based applications. We believe that this type of entity will generally have a small number of decision makers and are very cost and customer service conscious. We believe that the particular advantage of this customer is the fact that most small business owners and decision makers know and align themselves with other small business owners and decision makers. We believe that this presents us with an ideal scenario for word of mouth marketing. We will focus most of our marketing efforts on personal contacts and leads generated through one of various sources which we believe will pre-qualify clients, have a general understanding of the needs and products, and be able to make a direct reference and introduction for us to the client, usually through an existing business relationship in another arena.

Government Regulation

      We are not aware of any government regulations that we need to comply with in order to operate our businesses other than those applicable to businesses generally operating on a local level (e.g., local business license).

                                   MANAGEMENT

Sole Officer and Director

      The following table sets forth the name and position of our sole executive officer and sole director. Our director is elected at our annual meeting of stockholders and serves for one year or until a successor is elected and qualified.

      As of May 15, 2006, our sole director and executive officer, his age, positions, the dates of his initial election or appointment as director and executive officer, and the expiration of his term, are as follows:

Name of Director/Executive Officer         Age          Position                           Period Served
----------------------------------         ---          ---------------------------        ---------------------------
Stephen W. Carnes                          42           President and Sole Director        January 20, 2003 to present

      Set forth below is a brief description of the background and business experience of our sole executive officer and director, Stephen W. Carnes:

Stephen W. Carnes       President, Director          January 20, 2003 to present

      Stephen W. Carnes serves as the President of Signature Leisure, Inc. and is the Company's sole director and sole executive officer.

Employment History


Employer                                   Title                  Dates of Position
--------------------------------------     -----------------      ------------------------
Signature Leisure, Inc. (OTC BB: SGLS)     President and CEO      February 2003 to Present
Renovo Holdings, Inc. (OTC BB: RNVO)       President and CEO      July 2003 to Present

      Renovo Holdings is a publicly traded company listed on the Over-the-Counter Bulletin Board under the symbol "RNVO". Renovo Holdings is presently a development stage company that intends to capitalize upon the niche market opportunities within the commercial and residential restoration service markets.


Self-employed as an independent manufacturers representative         1998 through 2003
acting as an outside sales representative for various companies

Founder and co-owner of a private public relations firm that         2000 through 2003
Assisted companies with marketing and public relations

Education

      In 1986, Mr. Carnes received a B.S. degree in Business Administration from Indiana University at Fort Wayne, Indiana.

Significant Employees

      The following is a list of our significant employees including the details of their employment and work history:

Evan Weybright        Vice President, Operations        October 2004 to present

      Evan Weybright was promoted to Vice President of Operations of Signature Leisure, Inc. in June 2005.

Employment History


Employer                       Title                                    Dates of Position
---------------------------    --------------------------------------   ---------------------
Bob Rohrman Nissan-Infiniti    Service Consultant                       9/2002 through 8/2004
                               Self-employed as a Network and Systems   1999 through 2002
                               Engineer Consultant

Education

      No formal degrees conferred.

Ed Miers               Special Advisor, Consultant         June 2004 to present

      Ed Miers assists us with corporate strategy and evaluation. Additionally, Mr. Miers provides consulting services for Signature Auto's operations.

Employment History

Employer       Title                                     Dates of Position
--------       -----------------------------------       ----------------------
GREM USA       President/CEO                             August 2003 to Present
               Founder and co-owner of a private         2000 through 2003
               public relations firm that assisted
               companies with marketing and public
               relations

Education

      No formal degrees conferred.

Andra Espinoza           Operations Coordinator         June 2005 to present

         Andra Espinoza assists us with corporate strategy and evaluation.

Employment History

Employer                                  Title                  Dates of Position
-----------------------------------       ----------------       ---------------------
Self-employed owner of a private                                 9/2000 through 5/2005
consulting firm that assisted small
businesses develop advertising and
marketing campaigns

Sprint Communications               Customer Service       8/2000 to 11/2003

Education

      No formal degrees conferred.

Election of Directors

      The director shall be elected at an annual meeting of the stockholders and except as otherwise provided by the Bylaws of Signature Leisure as pertaining to vacancies, shall hold office until his successor is elected and qualified. The director serves in such capacity for one year or until a successor is elected and qualified.

Committees Of The Board

      Currently, Signature Leisure does not have any executive or standing committees of the board.

Family Relationships

      There are no familial relationships nor are there any arrangements or understanding between any of our director or officer or any other person pursuant to which the officer or director was or is to be selected as an officer or director.

Involvement In Certain Legal Proceedings

      The director of Signature Leisure is aware of no petitions or receivership actions having been filed or court appointed as to the business activities, the officer, director, or key personnel of Signature Leisure.

      None of our officer, director, promoters or control persons have been involved in the past five years in any of the following:

      (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

      (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

      (3) Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

      (4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee And Financial Expert

      We do not have an audit committee. Stephen W. Carnes performs some of the same functions of an audit committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors' independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. We do not currently have a written audit committee charter or similar document. We currently do not generate sufficient revenue to hire a financial expert for an audit committee.

Code Of Ethics

      On June 6, 2005, our Board of Directors (the "Board") adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics. This Code of Ethics was filed with the SEC as an exhibit to our Registration Statement filed on July 13, 2005 (file No. 333-126509).

Executive Compensation

      The following table sets forth information regarding the compensation earned by our Chief Executive Officer whose aggregate annual salary and bonus exceeded $100,000, for each of the years indicated (the "Named Executive Officer"), with respect to services rendered by such persons to Signature Leisure and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                               Annual Compensation                    Awards      Payouts
                                               -------------------                    ------      -------
                                                                                    Securities
                                                                                    Underlying
                                                         Other Annual   Restricted   Options/      LTIP        All Other
                                  Salary      Bonus      Compensation    Award(s)      SARs       Payouts    Compensation
Position            Year           ($)         ($)           ($)           ($)          (#)         ($)           ($)
------------------  ----        --------     -------     ------------   ----------  ----------    -------    ------------
Stephen W. Carnes*  2005        $250,000     300,000       8,400            0            0           0              0
President and       2004         250,000     750,000       8,400            0            0           0              0
Director            2003         125,000           0       4,200            0            0           0         10,800

---------
Notes:

*Stephen W. Carnes is the sole officer and director of Signature Leisure

      On January 20, 2003, we issued 27,000 shares of common stock to Mr. Stephen W. Carnes as consideration for his serving on the Board, assuming the liability of being an officer and director of a public trading and reporting company, his business expertise and leadership. On the transaction date, the Company's common stock had no reliable market value. The value of the transaction could not be objectively measured as the services were rendered by related parties. The shares were valued by the Board at $0.01 per share based on the estimated fair value of the services. Stock-based compensation expense of $10,800 was recognized for the year ended December 31, 2003.

      Commencing July 1, 2003, we began accruing an annual salary of $250,000 for Mr. Carnes based on an employment agreement executed during the three months ended September 30, 2003. In addition, under the terms of the employment agreement, he was awarded a monthly auto allowance of $700 and given the opportunity to receive performance-based bonuses. As of December 31, 2004, he had not received any payments toward the auto allowance. The balance owed at December 31, 2004 for the auto allowance totaled $12,600 ($8,400 accrued in fiscal year 2004 and $4,200 accrued in fiscal year 2003).

      Mr. Carnes was given the opportunity to earn a bonus of $750,000 upon the successful completion of (1) raising a minimum of $200,000, and (2) the opening or acquisition of our first business unit. During 2003, he raised $250,000 through the sale of our common stock and in 2004, he opened our first business unit (Signature Auto). As a result, we accrued $750,000 in officer compensation to recognize the bonus earned Mr. Carnes during the year ended December 31, 2004. In February 2005, Mr. Carnes also earned a $150,000 bonus for initiating our Parker Productions operations.

      During October 2004, Mr. Carnes approved the issuance of 7,500,000 shares of our restricted common stock as payment of $450,000 of his accrued compensation. On the date of issuance, our common stock had a traded market value of approximately $0.08. Mr. Carnes valued the stock issuance at $0.06 per share (a 25% discount from the traded market value).

      Of the total $450,000 in stock issued to Mr. Carnes, $375,000 was allocated to his accrued salary, which reduced the salary accrual to $0 as of December 31, 2004. The remaining $75,000 was allocated to his $750,000 bonus, which reduced the bonus accrual to $675,000 as of December 31, 2004. As of March 31, 2005, accrued salaries and bonuses of Mr. Carnes totaled $62,500 and $825,000, respectively.

      On April 28, 2005, Mr. Carnes approved the issuance of 40,000,000 shares of our restricted common stock as payment of $600,000 of his accrued compensation (consisting of accrued bonuses). On the date of issuance, our common stock had a traded market value of approximately $0.03. Mr. Carnes valued the stock issuance at $.015 per share (a 50% discount from the traded market value).

      As of March 31, 2006, accrued salaries and bonuses of Mr. Carnes totaled $312,500 and $375,000 respectively.

      As of March 31, 2006, Signature Leisure had no group life, health, hospitalization, medical reimbursement or relocation plans in effect. Further, we have no pension plans or plans or agreements which provide compensation on the event of termination of employment or change in control.

Compensation to Employees/Consultants:

      2006

      We have paid significant stock-based compensation for business consulting services. During the three months ended March 31, 2006, the Company issued 10,500,000 shares of its common stock to consultants in exchange for business consulting services. The stock-based compensation expense was valued at $663,000, as described in more detail the accompanying financial statements for the three months ended March 31, 2006.

      Below is a list of the issuances for the three months ended March 31, 2006:

      During the three month period ended March 31 2006, we issued 6,000,000 shares of our $0.001 par value common stock to Andra Espinoza as compensation for services. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on April 27, 2005 and valued at $373,200.

      During the three month period ended March 31 2006, we issued 500,000 shares of our $0.001 par value common stock to Evan Weybright as compensation for services. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on April 27, 2005 and valued at $30,000.

      During the three month period ended March 31 2006, we issued 1,000,000 shares of our $0.001 par value common stock to Cynthia Wainwright as compensation for services. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on April 27, 2005 and valued at $63,300.

      During the three month period ended March 31 2006, we issued 500,000 shares of our $0.001 par value common stock to Matt Lettau as compensation for services. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on April 27, 2005 and valued at $30,000.

      During the three month period ended March 31 2006, we issued 2,000,000 shares of our $0.001 par value common stock to Edward Miers as compensation for services. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on April 27, 2005 and valued at $133,200.

      During the three month period ended March 31 2006, we issued 500,000 shares of our $0.001 par value common stock to July Tomasi as compensation for services. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on April 27, 2005 and valued at $33,300.

      2005

      During the 12-month period ended December 31 2005, we issued 12,895,550 shares of our $0.001 par value common stock to Andra Espinoza, a consultant, as compensation for services. The shares issued were unrestricted pursuant to an S-8 Registrations filed with the SEC, as amended, on April 27, 2005 and valued at $154,672.

      During the 12-month period ended December 31 2005, we issued 8,675,000 shares of our $0.001 par value common stock to Ed Miers, a consultant, as compensation for services. The shares issued were unrestricted pursuant to an S-8 Registrations filed with the SEC, as amended, on April 27, 2005 and valued at $204,875.

      During the 12-month period ended December 31 2005, we issued 10,975,000 shares of our $0.001 par value common stock to Evan Weybright, a consultant, as compensation for services. The shares issued were unrestricted pursuant to an S-8 Registrations filed with the SEC, as amended, on April 27, 2005 and valued at $245,250.

      On December 30, 2005, we issued 1,142,851 shares of common stock to Matt Lettau, a consultant, for a total cash sales price of $20,000 resulting in a price of $0.0175 per share. The market price of the Company's common stock on the transaction date was a low of $0.105, high of $0.146 per share with a volume of 7,683,800 shares traded. The shares were issued as exempted transactions under Section 4(2) of the 1933 Act and are subject to Rule 144 there under. The recipient's of our stock took their shares for investment purposes without a view to distribution. Furthermore, they had access to information concerning our Company and our business prospects; there was no general solicitation or advertising for the purchase of our shares; there were no commissions paid; and the securities are restricted pursuant to Rule 144.

      During the three month period ended December 31 2005, we have issued 1,000,000 shares of our $0.001 par value common stock to Cynthia Wainwright as compensation for consulting services. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on April 27, 2005 and valued at $7,750.

      During the three month period ended December 31 2005, we have issued 1,200,000 shares of our $0.001 par value common stock to Matt Lettau as compensation for consulting services. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on April 27, 2005 and valued at $20,750.

      During the three month period ended December 31 2005, we have issued 2,500,000 shares of our $0.001 par value common stock to Joe Barrett as compensation for consulting services. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on April 27, 2005 and valued at $20,625.

      During the three month period ended December 31 2005, we have issued 350,000 shares of our $0.001 par value common stock to Robert Thomas as compensation for consulting services. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on April 27, 2005 and valued at $3,687.

      During the three month period ended December 31 2005, we have issued 200,000 shares of our $0.001 par value common stock to July Tomasi as compensation for consulting services. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on April 27, 2005 and valued at $1,650.

Compensation of the Director

      We do not pay members of our Board any fees for attendance or similar remuneration or reimburse them for any out-of-pocket expenses incurred by them in connection with our business.

Employment Agreements

      On September 3, 2003, we executed an Employment Agreement with Stephen Carnes. Under the terms of the Agreement, he is to receive a salary of $250,000 per year and an automobile allowance of $700 per month. In addition, he has the opportunity to earn the following bonuses:

      (a) A bonus of $750,000 upon the successful completion of (1) raising a minimum of $200,000 for Signature Leisure, and (2) the opening or acquisition of our first business unit.

      (b) A bonus of $150,000 for each additional merger and/or acquisition and/or business unit start-up brought to Signature Leisure.

      Eligible bonuses will be triggered upon a merger and/or acquisition and/or business start-up. Such bonus "triggering events" are not dependent upon a minimum value of the merger, acquisition or start-up, and the potential exists for the bonus paid to be an amount greater than the value at closing of the merger, acquisition or start-up.

      The following are acquisitions and business unit start-up operations for which Mr. Carnes has qualified for a bonus pursuant to the terms of his Employment Agreement:

      Parker Productions. Signature Leisure purchased the assets of Parker Productions. These assets were purchased for a price of $20,000.

      E Cubed Technologies. E Cubed was a start-up corporation that Mr. Carnes incorporated and organized as a subsidiary of Signature Leisure.

      Signature Auto. Signature Auto is registered in the State of Florida. Mr. Carnes operates the car dealership business for Signature Leisure d/b/a Signature Auto. Mr. Carnes is responsible for developing this business on behalf of Signature Leisure.

                             DESCRIPTION OF PROPERTY

         Signature Leisure has office and warehouse space located at 100 Candace Drive, Suite 100, Maitland, Florida 32751. These facilities are presently being provided to Signature Leisure by Renovo Holdings. The Chief Executive Officer of Renovo Holdings is Stephen Carnes, the Chief Executive Officer of Signature Leisure. The facility is approximately 3,600 square feet. Currently, we lease this office space on a month-to-month basis for $3,049.50 per month. Management believes these facilities are sufficient for our current operations.


                                LEGAL PROCEEDINGS

      There are no pending legal proceedings involving Signature Leisure.

                             PRINCIPAL STOCKHOLDERS

Security Ownership Of Certain Beneficial Owners And Management

      The table below sets forth information with respect to the beneficial ownership of our common stock as of May 15, 2006, for (i) any person who we know is the beneficial owner of more than 5% of our outstanding common stock; and
(ii) those nominated to be a director or our directors and executive officers.

-------------------------------------------------------------------------------------------------
                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
-------------------------------------------------------------------------------------------------
Title of         Name and Address                Amount and Nature of             Percentage
Class            of Beneficial Owner             Beneficial Ownership             of Class(1) (2)

Common           Stephen W. Carnes                    43,041,999                      38.24%
Stock            4185 W. Lake Mary Blvd. #137
                 Lake Mary, Florida

                        SECURITY OWNERSHIP OF MANAGEMENT
--------------------------------------------------------------------------------
Title of         Name and Address                Amount and Nature of             Percentage
Class            of Beneficial Owner             Beneficial Ownership             of Class(1)

Common           Stephen W. Carnes                   43,041,999                     38.24%
Stock            4185 W. Lake Mary Blvd. #137
                 Lake Mary, Florida
---------------

(1)   Less than 1%.

(2) Applicable percentage of ownership is based on 112,545,021 shares of common stock outstanding as of May 15, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of May 15, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Leases and Contributed Rent

      In December 2004, Renovo Holdings, an affiliate under common control, began contributing office space, located in facilities at 100 Candace Drive, Suite 100, Maitland, Florida 32751, to the Company on a month-to-month basis. The CEO of Renovo Holdings is Stephen Carnes, the CEO of Signature Leisure. During the years ended December 31, 2005 and 2004, the affiliate contributed office space valued at $1,694 and $424, respectively, based on the affiliate's rent payments and the percentage of office space utilized by the Company. The Company executed a lease for the same office space in 2005. Payments under the lease are approximately $3,140 per month. The lease terminates on October 31, 2006.

      The future minimum lease payments are as follows:

                           Year end December 31, 2006                   $21,980
                                                                        -------
Note Payable

      2004

      During the year ended December 31, 2004, Signature Leisure owed its sole officer and director, Stephen Carnes, $28,033 for working capital advances and expenses paid on our behalf. The advances do not carry an interest rate and are due on demand. During the year ended December 31, 2005, Mr. Carnes advanced us $51,362 and paid expenses on our behalf totaling $51,014. As of December 31, 2005, the balance owed Mr. Carnes of $130,386 is included in the accompanying financial statements as "Indebtedness to related parties". On December 31, 2005, we executed a note in favor of Mr. Carnes for the above balance. The note is due on July 15, 2006. Interest accrues at a rate of 12%. No interest was paid during the three months ended March 31, 2006.

      During March 2004, Mr. Edward Miers, a shareholder, loaned us $28,210 in exchange for a promissory note. The note carried an 8% interest rate and matured on December 31, 2004. Signature Leisure repaid $13,275 toward the note as of March 31, 2005. Accrued interest expense on the note totaled $1,859 at March 31, 2005. The note was retired and a new note was executed in September 2005 to cure the default of our obligation. The new note has the same terms as the previous note except that the new note expires April 1, 2006. Management believes this note contains terms that are comparable to terms we could have received from an unaffiliated party. As of March 31, 2006 the remaining balance on the note was $12,435. Accrued interest expense on the note totaled $12,435 at March 31, 2006.

      2005

      During 2005 a shareholder loaned us $33,507 to pay expenses. We executed a note in favor of this shareholder on December 31, 2005. The note is due on July 15, 2006. Interest begins to accrue at 12% at that date if the note is not paid.

      2006

      During the three months ended March 31, 2006, Mr. Carnes loaned the Company $11,054 to pay expenses. The Company executed notes in favor of him. The notes are due on July 15, 2006. Interest begins to accrue at 12% at that date if the note is not paid.

      During the three months ended March 31, 2006, a shareholder loaned the Company $15,918 to pay expenses. The Company executed notes in favor of this shareholder. The notes are due on July 15, 2006. Interest begins to accrue at 12% at that date if the note is not paid.

      No interest was paid during the three months ended March 31, 2006.

      During the three months ended March 31, 2006, the Company paid a shareholder $2,500 toward a note.

Accrued Compensation And Common Stock

      2003

      Commencing July 1, 2003, we began accruing an annual salary of $250,000 for Stephen Carnes, our sole officer and director, based on an Employment agreement executed in 2003. In addition, under the terms of the Employment Agreement, Mr. Carnes was awarded a monthly auto allowance of $700 per month and opportunities to receive performance-based bonuses. As of March 31, 2006, Mr. Carnes had not received any payments toward the auto allowance. The balance owed at March 31, 2006 for the auto allowance totaled $23,100, which is included in the accompanying condensed consolidated financial statements as "Indebtedness to related parties".

      Pursuant to the terms of the Employment Agreement, Mr. Carnes earned a $750,000 bonus for the successful completion of (1) raising a minimum of $200,000 for us, and (2) the opening or acquisition of the Company's first business unit (Signature Auto). We accrued $750,000 in officer compensation to recognize the bonus earned by Mr. Carnes during the year ended December 31, 2004. In February 2005, Mr. Carnes also earned a $150,000 bonus for initiating Parker Productions operations.

      2004

      During October 2004, Mr. Carnes approved the issuance of 7,500,000 shares of our restricted common stock as payment of $450,000 of his accrued compensation. The stock was issued at a 25% discount to the market price. Of the total $450,000 in stock issued to Mr. Carnes, $375,000 was allocated to his salary accrued through December 31, 2004. The remaining $75,000 was allocated to his $750,000 bonus, which reduced the bonus accrual to $675,000 as of December 31, 2004.

      2005

      In February 2005, Mr. Carnes also earned a $150,000 bonus for initiating the Company's Parker Productions operations. In addition, in September 2005, Mr. Carnes earned a $150,000 bonus for initiating the Company's E Cubed Technologies, Inc. operations.

      On April 28, 2005, the Company issued 1,000,000 shares of common stock to Katalyst Capital Group as payment of $15,000 for a commitment fee. The market price of the Company's common stock on the transaction date was $0.03 per share with a volume of no shares traded.

      On April 28, 2005, we issued Mr. Carnes 40,000,000 shares of common stock for a $600,000 payment of accrued bonuses since June 30, 2004. The stock was issued to Mr. Carnes at a 50% discount to the market price.

      In September 2005, the president and sole director earned a $150,000 bonus for initiating the Company's E Cubed Technologies, Inc. operations.

      On December 30, 2005, the Company issued 1,142,851 shares of common stock to Matt Lettau, a consultant, for a total cash sales price of $20,000 resulting in a price of $0.0175 per share. The market price of the Company's common stock on the transaction date was a low of $0.105, high of $0.146 per share with a volume of 7,683,800 shares traded.

      As of December 31, 2005, accrued salaries and bonuses of Mr. Carnes totaled $250,000 and $375,000, respectively.

      As of December 31, 2005, Mr. Carnes had not received any payments toward the auto allowance. The balance owed at December 31, 2005 for the auto allowance totaled $21,000.

      2006

      As of March 31, 2006, accrued salaries and bonuses of Mr. Carnes totaled $687,500.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

(a)   Market Information

      Signature Leisure's common stock is listed on the Over-the-Counter Bulletin Board (the "OTCBB") under the symbol "SGLS.OB". Previously, the common stock was listed under the symbol "VLDE" (effective February 14, 2003). Prior to that, the common stock was listed under the symbol "JDLP" (effective May 24, 2002). The quotations provided are for the over the counter market which reflect interdealer prices without retail mark-up, mark-down or commissions, and may not represent actual transactions.

      The following table sets forth the high and low bid prices for our common stock for the periods indicated as reported by the OTCBB. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

        YEAR 2004                                    High Bid          Low Bid
        --------------------------------             --------          -------
        Quarter Ended March 31, 2004                  $0.060            $0.014
        Quarter Ended June 30, 2004                   $0.018            $0.005
        Quarter Ended September 30, 2004              $0.006            $0.002
        Quarter Ended December 31, 2004               $0.017            $0.002
        YEAR 2005                                    High Bid          Low Bid
        --------------------------------             --------          -------
        Quarter Ended March 31, 2005                  $0.245            $0.055
        Quarter Ended  June 30, 2005                  $0.065            $0.027
        Quarter Ended September 30, 2005              $0.053            $0.013
        Quarter Ended December 31, 2005               $0.144            $0.015
        YEAR 2006                                    High Bid          Low Bid
        --------------------------------             --------          -------
        Quarter Ended March 31, 2006                  $0.255            $0.063
        April 1 to May 15, 2006                       $0.230            $0.175

      (b)   Holders Of Common Stock

      As of May 15, 2006, we had approximately 50 shareholders of our common stock and 112,545,021 shares of our common stock were issued and outstanding.

      (c)   Dividend

      We have never declared or paid a cash dividend. There are no restrictions on the common stock or otherwise that limit the ability of us to pay cash dividends if declared by the Board. The holders of common stock are entitled to receive dividends if and when declared by the Board, out of funds legally available therefore and to share pro-rata in any distribution to the shareholders. Generally, we are not able to pay dividends if after payment of the dividends, we would be unable to pay our liabilities as they become due or if the value of our assets, after payment of the liabilities, is less than the aggregate of our liabilities and stated capital of all classes. We do not anticipate declaring or paying any cash dividends in the foreseeable future.

      (d)   Equity Compensation Plan

                                                              Number of
                                                          securities to be                           Number of securities
                                                             issued upon       Weighted-average      available for future
                                                             exercise of       exercise price of    issuance under equity
                                                             outstanding          outstanding         compensation plans
                                                          options, warrants    options, warrants    (excluding securities
                                                             and rights           and rights        shown in first column)
                                                          -----------------    -----------------    ----------------------
Plan Category
Equity compensation plans approved by shareholders                0                 $0.0                          0
Equity compensation plans not approved by shareholders
(1)(2)                                                            0                 $0.0                 20,000,000
                                                          -----------------    -----------------    ----------------------
                                                                  0                 $0.0                 20,000,000
                                                          =================    =================    ======================
-----------------------

(1) Consists of shares of our common stock issued or remaining available for issuance under our Second Amended Signature Leisure Stock Compensation Plan dated January 24, 2006.

(2) Our Second Amended Signature Leisure Stock Compensation Plan dated January 24, 2006 authorized 20,000,000 common shares and was registered on Form S-8 Effective January 27, 2006. This plan authorizes the board to issue common stock as compensation to employees, advisors and consultants.

                            DESCRIPTION OF SECURITIES

General

      Our Articles of Incorporation authorize the issuance of 500,000,000 shares of common stock, $0.01 par value per share. As of May 15, 2006, there were 112,545,021 outstanding shares of common stock. We are authorized to issue 10,000,000 shares of preferred stock but to date we have not issued any. Set forth below is a description of certain provisions relating to our capital stock. For additional information, regarding our stock please refer to our Articles of Incorporation and Bylaws. On January 18, 2005, Signature Leisure's shareholders approved a 40-to-1 reverse split of its outstanding common stock. The split was declared effective February 4, 2005. The split reduced the number of outstanding from 449,815,190 to 11,245,380.

Common Stock

      Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder(s) of 50.1% or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future Offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

Preferred Stock

      We have 10,000,000 authorized shares of preferred stock with a par value of $0.0001 per share, issuable in such series and bearing such voting, dividend, conversion, liquidation and other rights and preferences as the Board may determine. As of May 15, 2006, none of our preferred shares were outstanding.

Limitation Of Liability: Indemnification

      Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our Board and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of Signature Leisure. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to the director, officer and controlling persons of Signature Leisure pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

      Authorized And Unissued Stock

      The authorized but unissued shares of our common stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct Offerings to raise additional capital, corporate acquisitions and employee incentive plans. However, our ability to raise capital is limited by the terms of the SEDA with Katalyst Capital Group. Specifically,
Section 2.6 thereof prohibits us from issuing any equity for a price below the then-current market price of our common stock, as quoted by Bloomberg, LP, during the commitment period for the SEDA. The issuance of such shares may also be used to deter a potential takeover of Signature Leisure that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Boards desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

      The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of Signature Leisure by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         We have had no changes or disagreements with our accountants.

                                     EXPERTS

      The consolidated financial statements for the fiscal years ended December 31, 2005 and December 31, 2004, included in this Prospectus, and incorporated by reference in the accompanying Registration Statement, have been audited by Cordovano and Honeck, LLP, respectively, as stated in their independent auditors' reports appearing with the financial statements and incorporated by reference in the accompanying Registration Statement. These financial statements are included in reliance upon their reports, given upon their authority as experts in accounting and auditing.

Transfer Agent

      The transfer agent for our common stock is Corporate Stock Transfer. Their address is 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209. Their telephone number is (303) 282-4800.

                                  LEGAL MATTERS

      The validity of the shares of common stock offered hereby will be passed on by Michael A. Littman, Esq., located at 7609 Ralston Road, Arvada, Colorado 80002. The opinion issued by Mr. Littman will be filed by amendment

                           HOW TO GET MORE INFORMATION

      We have filed with the SEC in Washington, DC, a Registration Statement on Form SB-2 under the 1933 Act with respect to the shares we are registering in this Offering. This Prospectus does not contain all of the information set forth in the Registration Statement, as permitted by the rules and regulations of the SEC. Reference is hereby made to the Registration Statement and exhibits thereto for further information with respect to Signature Leisure and the shares to which this Prospectus relates. Copies of the Registration Statement and other information filed by Signature Leisure with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, DC at 100 F Street, NE, Washington, DC 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. In addition, the SEC maintains a World Wide Website that contains reports, proxy statements and other information regarding registrants, such as Signature Leisure, which filed electronically with the SEC at the following Internet address: (www.sec.gov).

                              FINANCIAL STATEMENTS

                                    CONTENTS


                                                                                                                    Page
                                                                                                                -----------
FINANCIAL REPORT FOR THE THREE MONTHS ENDED MARCH 31, 2006

Condensed Consolidated Balance Sheet as of March 31, 2006 (unaudited)..................................                 F-1
Condensed Consolidated Statements of Operations, for the three months ended March 31, 2006 (unaudited).                 F-2
Condensed Consolidated Statement of Changes in Shareholders' Deficit as of March 31, 2006..............                 F-3
Condensed Consolidated Statements of Cash Flows, for the three months ended March 31, 2006 (unaudited).                 F-4
Notes to Condensed Consolidated Financial Statements...................................................           F-5 - F-9

FINANCIAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2005 AND DECEMBER 31, 2004

Report of Independent Registered Public Accounting Firm................................................                F-10
Balance Sheet for the Year Ended December 31, 2005.....................................................                F-11
Statements of Operations for the Year Ended December 31, 2005 and 2004................................                 F-12
Statement of Changes In Shareholders' Deficit for the Year Ended December 31, 2005 and 2004............                F-13
Statements of Cash Flows for the Year Ended December 31, 2005 and 2004.................................                F-14
Notes to Financial Statements..........................................................................         F-15 - F-27

                             SIGNATURE LEISURE, INC.
                           Consolidated Balance Sheet
                                 March 31, 2006
                                   (Unaudited)

                                     ASSETS

Current assets:
   Cash                                                                       $    10,986
   Accounts receivable, less allowance for doubtful accounts of $7,405              1,054
   Inventory (Note 1)                                                              16,850
                                                                              -----------

     Total current assets                                                          28,890

Equipment, less accumulated depreciation of $909                                    2,914

Intangible assets:
   Website, net (Note 8)                                                            6,250
   Contact list, net (Note 8)                                                       6,250
                                                                              -----------

     Total assets                                                             $    44,304
                                                                              ===========

                      LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                                           $    14,508
   Accrued liabilities                                                             10,000
   Indebtedness to related parties (Note 3)                                       913,898
   Notes payable (Note 2)                                                          65,000
   Accrued interest payable                                                        11,701
                                                                              -----------
     Total current liabilities                                                  1,015,107
                                                                              -----------

Shareholders' deficit (Note 5):
   Preferred stock, $.001 par value; 10,000,000 shares authorized,
     no shares issued and outstanding                                                  --
   Common stock, $.0001 par value; 500,000,000 shares authorized,
     110,638,265 shares issued and outstanding                                     11,064
   Additional paid-in capital                                                   4,760,957
   Retained deficit                                                            (5,742,824)
                                                                              -----------
Total shareholders' deficit                                                      (970,803)
                                                                              -----------
     Total liabilities and shareholders' deficit                              $    44,304
                                                                              ===========

          See accompanying notes to consolidated financial statements.


                                      F-1

                             SIGNATURE LEISURE, INC.
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                                        For The Three Months Ended
                                                                                  March 31
                                                                           2006              2005
                                                                      -------------      -------------
Revenue:
   Vehicle sales                                                      $      10,290      $          --
   Service revenues                                                           3,539              7,315
                                                                      -------------      -------------
     Total revenue                                                           13,829              7,315
                                                                      -------------      -------------

Operating expenses:
   Cost of sales:
     Vehicles                                                                18,569                 --
     Contract services                                                        3,464              4,669

   Stock based compensation (Note 5):
     Legal services                                                              --             50,000
     Other business consulting                                              663,000            294,425
   Contributed rent (Note 7)                                                     --              1,271
   Selling, general and administrative                                      105,442            249,707
                                                                      -------------      -------------
     Total operating expenses                                               790,475            600,072
                                                                      -------------      -------------
     Operating loss                                                        (776,646)          (592,757)

Interest expense:                                                            (1,599)              (944)
                                                                      -------------      -------------
   Loss before income taxes                                                (778,245)          (593,701)

Provision for income taxes (Note 5)                                              --                 --
                                                                      -------------      -------------

   Net loss                                                           $    (778,245)     $    (593,701)
                                                                      =============      =============

Weighted average loss per share:
   Basic and diluted loss per share                                   $       (0.01)     $       (0.05)
                                                                      =============      =============
   Weighted average number of shares of common shares outstanding       104,766,043         11,965,206
                                                                      =============      =============


          See accompanying notes to consolidated financial statements.


                                      F-2

                             SIGNATURE LEISURE, INC.
           Consolidated Statements of Changes in Shareholder's Deficit
                                   (Unaudited)

                                                                        Additional
                                               Common Stock               Paid-In        Retained
                                          Shares         Par Value        Capital         Deficit           Total
                                        -----------     -----------     -----------     -----------      -----------
Balance, December 31, 2005              100,138,265     $    10,014     $ 4,099,007     $(4,964,579)     $  (855,558)

Common stock issued in exchange
   for consulting services (Note 5)      10,500,000           1,050         661,950               0          663,000
Net loss                                         --              --              --        (778,245)        (778,245)
                                        -----------     -----------     -----------     -----------      -----------
Balance, March 31, 2006                 110,638,265     $    11,064     $ 4,760,957     $(5,742,824)     $  (970,803)
                                        ===========     ===========     ===========     ===========      ===========


          See accompanying notes to consolidated financial statements.

                             SIGNATURE LEISURE, INC.
                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                                                For The Three Months Ended
                                                                                       March 31,
                                                                                  2006             2005
                                                                                ---------        ---------
                           CASH FLOWS FROM OPERATIONS
Net loss                                                                        $(778,245)       $(406,129)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services (Note 5)                                                663,000          345,278
Depreciation and amortization expense                                               1,985              834
Changes in assets and liabilities:
Accounts receivable                                                                 7,063           (4,695)
Inventory and other current assets                                                  9,511               --
Accounts payable and accrued liabilities                                          (18,541)          18,666
Accrued interest                                                                    1,599              944
Accrued salaries and related expenses                                              64,599           35,741
                                                                                ---------        ---------
Net cash used in operating activities                                           $ (49,029)       $  (9,361)
                                                                                ---------        ---------

                    CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of Website                                                                    --          (10,000)
Purchase of Customer List                                                              --          (10,000)
                                                                                ---------        ---------
Net cash used in investing activities                                                  --          (20,000)
                                                                                ---------        ---------

                      CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings (Note 2)                                                      --           20,000
Proceeds from loans to related parties (Note 3)                                    26,972               --
Repayments of loans to related parties                                             (2,500)              --
                                                                                                 ---------
Net cash provided by financing activities                                          24,472           20,000
                                                                                ---------        ---------

Net change in cash                                                                (24,557)          (9,361)

Cash at beginning of period                                                        35,543           10,749
                                                                                ---------        ---------
Cash at end of period                                                           $  10,986        $   1,388
                                                                                =========        =========

          See accompanying notes to consolidated financial statements.


                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

Description of organization

Signature Leisure, Inc. (referred to as "Signature" or the "Company") has been focused on the following operations during the three months ended March 31, 2006 and 2005:

Signature Leisure, d.b.a Signature Auto, operates as an independent dealer in motor vehicles within the State of Florida as a means to generate revenue for the company.

Parker Productions provides modeling and event staffing services.

E Cubed Technologies, Inc. provides information technology consulting operations. Additionally, E Cubed is an authorized dealer for a company that provides a document imaging and retrieval solutions through software products that securely scan, store, and retrieve documents.

Management may also consider other opportunities as additional or alternative means to develop revenue for the company.

Inventory

Inventory is stated at the lower of cost (specific identification) or market. Market is generally considered to be net realizable value. Inventory consists of the following at March 31, 2006:

               Computer equipment                             $       16,850
               Total inventory                                $       16,850
                                                              ==============

Intangible assets

The intangible assets are stated at cost and amortized over an estimated useful life of three years using the straight-line method. Amortization commenced on February 15, 2005 and amortization expense for the three months ended March 31, 2006 and 2005 totaled $1,667 and 729, respectively.

Major classes of intangible assets consist of the following at March 31, 2006 and 2005:

                                                           March 31,
                                                     2006             2005
                                                  ----------      ----------
               Web site                           $   10,000      $   10,000
               Customer list                          10,000          10,000
               Accumulated amortization               (7,500)           (729)
                                                  ----------      ----------
                                                  $   12,500      $   19,271
                                                  ==========      ==========

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION (continued)

General and administrative expenses

General and administrative expenses consist of the following for the three months ended March 31, 2006 and 2005:

                                                      2006             2005
                                                   -----------      ----------
               Officer compensation                $    62,500      $   62,500
               Officer bonus                                 -         150,000
               Other G & A expense                      42,942          37,207
                                                   -----------      ----------
                                                   $   105,442      $  249,707

NOTE 2 - NOTES PAYABLE

On December 31, 2005, the company executed a note with Katalyst combining promissory notes and accrued interest into one in the amount of $69,689. The note carries an eight percent interest rate and matures on December 31, 2006.

Accrued interest on this note payable totaled $11,704 at March 31, 2006.

NOTE 3 - RELATED PARTY TRANSACTIONS

Notes payable

On December 31, 2005 the company executed a note in favor of its president and sole director for the balance owed on advances to the company totaling $130,386. The note is due on July 15, 2006. Interest begins to accrue at 12% at that date if the note is not paid.

No interest was paid during the three months ended March 31, 2006.

During 2005 a shareholder loaned the Company $33,507 to pay expenses. The Company executed a note in favor of this shareholder on December 31, 2005. The note is due on July 15, 2006. Interest begins to accrue at 12% at that date if the note is not paid.

During the three months ended March 31, 2006, the president and sole director loaned the Company $11,054 to pay expenses. The Company executed notes in favor of the president and sole director. The notes are due on July 15, 2006. Interest begins to accrue at 12% at that date if the note is not paid.

During the three months ended March 31, 2006, a shareholder loaned the Company $15,918 to pay expenses. The Company executed notes in favor of this shareholder. The notes are due on July 15, 2006. Interest begins to accrue at 12% at that date if the note is not paid.

No interest was paid during the three months ended March 31, 2006.

During the three months ended March 31, 2006 the company paid a shareholder $2,500 toward a note. The remaining principal balance of $12,435 is included in the accompanying financial statements as "Indebtedness to related parties". Accrued interest expense on the note totaled $3,978 at March 31, 2006 and is included in "Accrued interest payable" on the balance sheet.

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 - RELATED PARTY TRANSACTIONS (continued)

Accrued compensation and common stock

Commencing July 1, 2003, the Company began accruing an annual salary of $250,000 for its president and sole director based on an employment agreement executed in 2003. In addition, under the terms of the employment agreement, the president and sole director was awarded a monthly auto allowance of $700 per month and opportunities to receive performance-based bonuses. As of March 31, 2006, the president and sole director had not received any payments toward the auto allowance. The balance owed at March 31, 2006 for the auto allowance totaled $23,100, which is included in the accompanying consolidated financial statements as "Indebtedness to related parties".

No additional bonuses were authorized or accrued for the three months ended March 31, 2006.

As of March 31, 2006 and 2005, accrued salaries and bonuses of the president and sole director totaled $687,500 and $887,500, respectively. These accruals are included in the accompanying consolidated financial statements as "Indebtedness to related parties".

NOTE 4 - INCOME TAXES

The Company records its income taxes in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes". The Company incurred net operating losses during all periods presented resulting in a deferred tax asset, which was fully allowed for; therefore, the net benefit and expense resulted in no income taxes.

NOTE 5 - STOCKHOLDER'S EQUITY

Preferred stock

Preferred stock may be issued in series as determined by the Board of Directors. As required by law, each series must designate the number of shares in the series and each share of a series must have identical rights of (1) dividend,
(2) redemption, (3) rights in liquidation, (4) sinking fund provisions for the redemption of the shares, (5) terms of conversion and (6) voting rights. The Company is authorized to issue 10,000,000 of its $0.001 par value preferred stock. No preferred stock was issued and outstanding at March 31, 2006.

Common stock

During the three months ended March 31, 2006, the Company issued 10,500,000 shares of its common stock to consultants in exchange for business consulting services. Stock-based compensation expense of $663,000 was recognized in the accompanying financial statements for the three months ended March 31, 2006. Management valued the transaction at a 40% discount from the traded market value of the common stock using a regression analysis due to the high volatility and thinly traded nature of the Company's common Stock.

SEDA

During October 2004, the Company entered into a SEDA (the "Agreement") with Katalyst. Under the terms of the Agreement, Katalyst has committed to purchase up to $5 million of the Company's common stock over the course of 24 months after an effective registration of the Company's common stock. Any purchases are to be issued under the securities laws of the United States under Regulation D. The purchase price has been set at 99% of the market price, which is to be calculated based on the lowest daily volume weighted-average price of the stock over the five trading days following the Company's funding request. No shares have been issued under the Agreement through the date of this report. By the terms of this agreement the effective date occurs on the date on which the SEC first declares effective a related Registration Statement or by mutual written agreement of the parties. Neither of these conditions has occurred.

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 6 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has incurred recurring losses, used significant cash in support of its operating activities and, based upon current operating levels, requires additional capital or significant reconfiguration of its operations to sustain its operations for the foreseeable future. These factors, among others, may indicate that the Company will be unable to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company has limited capital with which to pursue its business plan. There can be no assurance that the Company's future operations will be significant and profitable, or that the Company will have sufficient resources to meet its objectives. During the three months ended March 31, 2006 and 2005, the Company has been dependent upon its officers and other insiders to provide working capital. However, there is no assurance that these loans and capital advances will continue in the future. The Company intends to complete a private placement Offering of its common stock to raise sufficient financing in order to meet its financial requirements over the next twelve months and to fund its business plan. There is no assurance that the Company will be successful in raising additional funds.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Leases

The Company executed a lease for office space in 2005. Payments under the lease are approximately $3,140 per month. The lease terminates on October 31, 2006. The future minimum lease payments are as follows:

               Year end December 31, 2006                   $     21,980
                                                            ------------

Legal Matters

The Company is occasionally party to litigation or threat of litigation arising in the normal course of business. Management, after consultation with legal counsel, does not believe that the resolution of any such matters will have a material effect on the Company's financial position or results of operations.

Employment Agreement

On September 3, 2003, the Company executed an Employment Agreement (the "Agreement") with its president. Under the terms of the Agreement, the president is to receive a salary of $250,000 per year and an automobile allowance of $700 per month. In addition, the president has the opportunity to earn the following bonus:

A bonus of $150,000 for each additional merger and/or acquisition and/or business unit start-up brought to the Company.

NOTE 8 - SEGMENT REPORTING

Company's method of internal reporting segregates its business by product/service. Effective February 15, 2005, in accordance with the Company's internal reporting, the Company changed its segment reporting from one reportable segment to two. Effective September 21, 2005, in accordance with the Company's internal reporting, the Company changed its segment reporting from two reportable segments to three.

The Company's reportable segments are as follows:

Modeling and Event Staffing Services - A full service modeling, event staffing and promotion company.

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 9 - SEGMENT REPORTING (continued)

Information Technology consulting operations - an authorized dealer for DocSTAR (Document Storage and Retrieval) which provides clients with a document imaging and retrieval solution and offers software products for the document imaging industry with a suite of software solutions that securely scans, stores and retrieves documents.

Vehicle Sales - The Company specializes in both retail and wholesale sales of quality pre-owned cars, trucks and S.U.V.'s.

The accounting policies of the segments are the same as those described in "Significant Accounting Policies," except that segment data includes intersegment revenues. The Company has no intersegment sales during the three months ended March 31, 2006 and 2005. All sales of products and services were to third parties at current market prices. The Company evaluates the performance of its segments and allocates resources to them based on a variety of indicators including revenues, cost of goods sold, operating income, and total identifiable assets.

The table below presents information about the net income (loss) and segment assets used by the chief operating decision makers of the Company as of and for the three months ended March 31, 2006:

                               Corporate       Vehicle      Modeling and   Technology
                               Division         Sales          Events        Services        Total
                               ---------      ---------      ---------      ---------      ---------
Revenues
   Vehicle sales               $      --      $  10,290      $      --      $      --      $  10,290
   Service Revenues                   --             --             --          3,539          3,539
                               ---------      ---------      ---------      ---------      ---------
                                      --         10,290             --          3,539         13,829
                               ---------      ---------      ---------      ---------      ---------
Cost of sales                         --         18,569             80          3,384         22,033
                               ---------      ---------      ---------      ---------      ---------
Gross profit                          --         (8,279)           (80)           155         (8,204)
                               ---------      ---------      ---------      ---------      ---------
Stock based Legal                     --             --             --             --             --
                               ---------      ---------      ---------      ---------      ---------
Stock based consulting           663,000             --             --             --        663,000
Stock based commitment fee            --             --             --             --             --
Contributed Rent                      --             --             --             --             --
Interest Expense                   1,599             --             --             --          1,599
General and administrative        94,734          8,493          1,917            298        105,442
                               ---------      ---------      ---------      ---------      ---------
                                 759,333          8,493          1,917            298        770,041
                               ---------      ---------      ---------      ---------      ---------
Net Loss                       $(759,333)     $ (16,772)     $  (1,997)     $    (143)     $(778,245)
                               =========      =========      =========      =========      =========

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board and Shareholders:
Signature Leisure, Inc.


We have audited the accompanying consolidated balance sheet of Signature Leisure, Inc. as of December 31, 2005, and the related statements of operations, changes in shareholders' deficit, and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Signature Leisure, Inc. as of December 31, 2005, and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has incurred recurring losses, used significant cash in support of its operating activities and, based upon current operating levels, requires additional capital or significant restructuring to sustain its operations for the foreseeable future. Management's plans in regard to this matter are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Notes 3, 5 and 7 to the financial statements, the Company has entered into several transactions with its president and sole director including, but not limited to, the issuance of 47,500,000 shares of the Company's common stock in exchange for accrued compensation and the approval of $1,050,000 in bonuses under the terms of an employment agreement. Related party transactions are not considered to be arms-length transactions under Generally Accepted Accounting Principles.

Cordovano and Honeck LLP
Englewood, Colorado
March 24, 2006

                             SIGNATURE LEISURE, INC.
                           CONSOLIDATED BALANCE SHEET

                                                                                 December 31,
                                                                                     2005
                                                                                   ---------
Assets

Current assets:
  Cash                                                                             $  35,543
  Accounts receivable, less allowance for doubtful accounts of $7,405 (Note 1)         8,117
  Inventory (Note 8)                                                                  26,361
                                                                                   ---------
    Total current assets                                                              70,021

Equipment, less accumulated depreciation of $590 (Note 8)                              3,233

Intangible assets:
  Website (Note 8)                                                                     7,083
                                                                                   ---------
  Contact list (Note 8)                                                                7,083

    Total assets                                                                   $  87,420
                                                                                   =========

Liabilities and Shareholders' Deficit

Current liabilities:
  Accounts payable                                                                 $  33,049
  Accrued liabilities                                                                 10,000
  Indebtedness to related parties (Note 3)                                           824,827
  Notes payable (Note 2)                                                              65,000
  Accrued interest payable                                                            10,102
                                                                                   ---------
    Total current liabilities                                                        942,978
                                                                                   ---------

Shareholders' deficit (Note 5):
  Preferred stock, $.001 par value, 10,000,000 shares authorized,
    no shares issued and outstanding                                                      --
  Common stock, $.0001 par value, 500,000,000 shares
    authorized, 100,138,265 shares issued and outstanding                             10,014
  Additional paid-in capital                                                       4,099,007
  Retained deficit                                                                (4,964,579)
    Total shareholders' deficit                                                     (855,558)
                                                                                   ---------

    Total liabilities and shareholders' deficit                                    $  87,420
                                                                                   =========


   The accompanying notes are an integral part of these financial statements.

                             SIGNATURE LEISURE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                         For the Year Ended
                                                                            December 31,
                                                                        2005             2004
                                                                    ------------      ------------
Revenues
  Vehicle sales                                                     $     45,182      $    228,867
  Service revenues                                                        56,450                --
                                                                    ------------      ------------
    Total revenue                                                        101,632           228,867
                                                                    ------------      ------------

Operating expenses:
  Cost of sales:
    Vehicles                                                              45,001           232,168
    Contract services                                                     28,809                --
  Stock-based compensation (Note 5):
    Legal services                                                        95,875            40,000
  Other business consulting                                              802,898           674,100
  Commitment fee                                                          15,000                --
  Contributed rent (Note 7)                                                1,694               424
  General and administrative                                             723,102         1,183,019
                                                                    ------------      ------------
    Total operating expenses                                           1,712,379         2,129,711
                                                                    ------------      ------------

Operating loss                                                        (1,610,747)       (1,900,844)

Interest expense                                                          (8,383)           (1,693)
                                                                    ------------      ------------

Loss before income taxes                                              (1,619,130)       (1,902,537)

Provision for income taxes (Note 4)                                           --                --
                                                                    ------------      ------------

Net loss                                                            $ (1,619,130)     $ (1,902,537)
                                                                    ============      ============

Weighted average loss per share :
  Basic and diluted                                                 $      (0.03)     $      (1.05)
                                                                    ============      ============
  Weighted average number of shares of common stock outstanding       46,459,033         1,808,275
                                                                    ============      ============


   The accompanying notes are an integral part of these financial statements.


                                      F-12

                             SIGNATURE LEISURE, INC.
           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT

                                                Common Stock            Additional
                                        ---------------------------       Paid-in        Retained
                                          Shares          Par Value       Capital         Deficit           Total
                                        -----------     -----------     -----------     -----------      -----------
Balance - January 1, 2004                   961,630              96       1,410,628      (1,442,912)     $   (32,188)

Common stock issued in exchange for
  legal and consulting services,
  and commitment fees                     1,977,500             198         713,902              --          714,100
Common stock issued to an officer
  in exchange for accrued
  compensation                            7,500,000             750         449,250              --          450,000
Office space contributed by an
  affiliate                                      --              --             424              --              424
Net loss                                         --              --              --      (1,902,537)      (1,902,537)
                                        -----------     -----------     -----------     -----------      -----------

Balance - December 31, 2004              10,439,130     $     1,044     $ 2,574,204     $(3,345,449)     $  (770,201)

Common stock issued in exchange for
  legal and consulting services,
  and commitment fees (Note 5)           48,556,284           4,856         907,223              --          912,079
Common stock issued to an officer
  in exchange for accrued
  compensation (Note 5)                  40,000,000           4,000         596,000              --          600,000
Common stock sales                        1,142,851             114          19,886              --           20,000
Office space contributed by an
  affiliate                                      --              --           1,694              --            1,694
Net loss                                         --              --              --      (1,619,130)      (1,619,130)
                                        -----------     -----------     -----------     -----------      -----------
Balance - December 31, 2005             100,138,265     $    10,014     $ 4,099,007     $(4,964,579)     $  (855,558)

   The accompanying notes are an integral part of these financial statements.


                                      F-13

                             SIGNATURE LEISURE, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         For the Year Ended
                                                                                            December 31,
                                                                                         2005             2004
                                                                                     -----------      -----------
CASH FLOWS FROM OPERATIONS
  Net Loss                                                                           $(1,619,130)     $(1,902,537)
  Adjustments to reconcile net loss to net cash (used for) operating activities:
    Stock issued for services (Note 5)                                                   913,773          714,100
    Contributed services (Note 7)                                                          1,694              424
    Depreciation and amortization expense (Note 1)                                         6,423               --
    Changes in assets and liabilities:
    Accounts receivable                                                                  (15,522)              --
    Allowance for bad debt                                                                 7,405               --
    Inventory and other current assets                                                   (26,361)           5,500
    Accounts payable and accrued liabilities                                              17,693          140,381
    Accrued interest                                                                       8,383               --
    Accrued salaries and relayed expenses                                                558,400          883,400
                                                                                     -----------      -----------
      Net cash used for operating activities                                            (147,242)        (158,732)
                                                                                     -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of equipment (Note 1)                                                          (3,823)              --
  Purchase of website (Note 1)                                                           (10,000)              --
  Purchase of customer list (Note 1)                                                     (10,000)              --
                                                                                     -----------      -----------
    Net cash used for investing activities                                               (23,823)              --
                                                                                     -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                                      20,000               --
  Proceeds from borrowings (Note 2)                                                       40,000           25,000
  Proceeds from loans from related parties (Note 3)                                      135,859           62,100
  Repayments of loans to related parties                                                      --          (19,132)
                                                                                     -----------      -----------
    Net cash provided by financing activities                                            195,859           67,968
                                                                                     -----------      -----------

Net increase (decrease) in cash                                                           24,794          (90,764)
  Cash, beginning of year                                                                 10,749          101,513
                                                                                     -----------      -----------
  Cash, end of year                                                                  $    35,543      $    10,749
                                                                                     ===========      ===========

Supplemental disclosure of cash flow information: Cash paid during the year for:
    Interest                                                                         $        --      $        --
                                                                                     ===========      ===========

Income Taxes                                                                         $        --      $        --
                                                                                     ===========      ===========

Non-cash investing and financing transactions:
  Common stock issued as payment for accrued compensation                            $   600,000      $   450,000
                                                                                     ===========      ===========


   The accompanying notes are an integral part of these financial statements.

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of organization

Signature Leisure, Inc. (referred to as "Signature" or the "Company") has been focused on the following operations during the years ended December 31, 2005 and 2004: On January 22, 2004 Signature Leisure announced that the Company received a license from the State of Florida's Department of Highway Safety and Motor Vehicles to operate as an independent dealer in motor vehicles. Signature Leisure has registered with the State of Florida to enable the use of the name "Signature Auto" to conduct business operations within the State of Florida.

On February 19, 2004 Signature Leisure announced the Company completed the registration process to become buyers and sellers of vehicles at five Central Florida vehicle auction facilities. Signature Leisure, Inc., d.b.a. Signature Auto is presently operating a pre-owned automobile dealership at 1111 N. Orlando Avenue, Winter Park, Florida 32789. Signature Leisure, Inc. sold its first six vehicles during the week of March 8th, 2004.

Signature Leisure, d.b.a Signature Auto, intends to continue operations as an independent dealer in motor vehicles within the State of Florida as a means to generate revenue for the company.

On February 15, 2005, the Company acquired assets from Parker Productions (See
Note 8) for the purpose of providing modeling and event staffing services.

In July 2005, E Cubed Technologies, Inc. ("E Cubed") was formed to assume the existing information technology consulting operations of Signature. Additionally, E Cubed is an authorized dealer for a company that provides a document imaging and retrieval solutions through software products that securely scan, store, and retrieve documents.

Management may also consider other opportunities as additional or alternative means to develop revenue for the company.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities; disclosure of contingent assets and liabilities at the date of the financial statements; and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Accounts Receivable

Accounts receivable consists of amounts due from customers for sales of products and services. The Company considers accounts more than 30 days old to be past due. The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance. An account is considered doubtful when it is over 90 day past due and any attempts to collect are unsuccessful. The Company generally does not require collateral for its accounts receivable.

Inventory

Inventory is stated at the lower of cost (specific identification) or market. Market is generally considered to be net realizable value. Inventory consists of the following at December 31, 2005:

                    Vehicles                                 $    18,513
                    Computer equipment                             7,848
                                                             -----------
                    Total Inventory                          $    26,361
                                                             ===========

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Equipment

Equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, currently estimated at three years. Expenditures for additions and improvements are capitalized, while repairs and maintenance costs are expensed as incurred. The cost and related accumulated depreciation of property and equipment sold or otherwise disposed of are removed from the accounts and any gain or loss is recorded in the year of disposal.

Intangible assets

The intangible assets are stated at cost and amortized over an estimated useful life of three years using the straight-line method. Amortization commenced on February 15, 2005 and amortization expense for the year ended December 31, 2005 totaled $5,834.

Major classes of intangible assets consist of the following at December 31, 2005:

                     Web site                                 $    10,000
                     Customer list                                 10,000
                     Accumulated amortization                      (5,834)
                                                              -----------
                     Total                                    $    14,166
                                                              ===========

Long-Lived Assets and Impairment

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS No. 144"), when current events or circumstances indicate that the carrying value of an asset may not be recoverable, the Company tests the carrying value of the asset. If the tests indicate that the carrying value of the asset is greater than the expected undiscounted cash flows to be generated by such asset, then an impairment adjustment needs to be recognized. Such adjustment consists of the amount by which the carrying value of such asset exceeds its fair value. The Company generally measures fair value by considering sale prices for similar assets or by discounting estimated future cash flows from such asset using an appropriate discount rate. Considerable management judgment is necessary to estimate the fair value of assets, and accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their carrying value or fair value less costs to sell.

Revenue recognition

The company recognizes revenue from pre-owned vehicle sales upon transfer of title. The company does not provide any warranties upon sale of its pre-owned vehicles. All vehicles are sold "as-is".

The Company recognizes revenue for modeling and event staffing services in the period the services are provided. The Company recognizes revenue information technology consulting operations and document imaging and retrieval solutions when services are provided or when software is shipped.

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

Advertising Costs

The Company expenses all costs of advertising as incurred. There were advertising costs included in general and administrative expenses of $565 and $0 as of December 31, 2005 or December 31, 2004, respectively.

General and Administrative Expenses

General and administrative expenses consist of the following for the years ended December 31, 2005 and 2004:

                                                       2005             2004
                                                    ----------      -----------
              Officer compensation                  $  250,000      $   250,000
              Officer bonus                            300,000          750,000
              Officer G&A expense                      173,102          183,019
                                                    ----------      -----------
              Total                                 $  723,102      $ 1,183,019
                                                    ----------      -----------

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2005. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable, accrued expenses and notes payable. Fair values were assumed to approximate carrying values for these items because they are short term in nature or are payable on demand.

Income taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount on the financial statements. Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted law. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change during the period in the deferred tax assets and liabilities.

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings per share

The Company has adopted Statement of Financial Accounting Standards No. 128. Earnings Per Share ("SFAS No. 128"). Basic earnings per common share ("EPS") calculations are determined by dividing net income by the weighted-average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted-average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation. The Company had no stock awards outstanding at December 31, 2005.

Stock-Based Compensation

The Company accounts for compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". Under APB 25, compensation expense of fixed stock options is based on the difference, if any, on the date of the grant between the deemed fair value of the Company's stock and the exercise price of the option. Compensation expense is recognized on the date of grant or on the straight-line basis over the option-vesting period. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS 123 and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".

Recent pronouncements

In May 2005, the FASB issued SFAS 154, "Accounting Changes and Error Corrections," which replaces APB Opinion No. 20, "Accounting Changes," and supersedes FASB Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements - an amendment of APB Opinion No. 28." SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the provisions of SFAS 154 will have a significant impact on its results of operations.

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

In December 2004, the FASB issued SFAS 153, "Exchanges of Non-Monetary Assets," an amendment of APB 29. This statement amends APB 29, which is based on the principle that exchanges of non-monetary assets should be measured at the fair value of the assets exchanged with certain exceptions. SFAS 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning on or after June 15, 2005. The Company does not expect the provisions of SFAS 153 will have a significant impact on its results of operations. In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment." SFAS 123R is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans." SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard will have a significant effect on the Company's financial statements if management continues to issue equity instruments in exchange for employee services. In addition, the Company will be required to record the fair value of compensation costs for services performed after January 1, 2006 to meet the vesting requirements of equity awards granted prior to the SFAS 123R effective date.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4." This statement is effective for fiscal years beginning after June 15, 2005. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs, and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - NOTES PAYABLE

On December 2, 2004, the Company received proceeds of $25,000 from Katalyst Capital Group, Ltd. ("Katalyst"), an unrelated third party, in exchange for a promissory note. The note carries an eight percent interest rate and matures on December 31, 2005.

On February 9, 2005, Katalyst advanced the Company an additional $20,000 in exchange for a second promissory note. The note carries an eight percent interest rate and matures on December 31, 2005.

On April 19, 2005, Katalyst advanced the Company an additional $20,000 in exchange for a third promissory note. The note carries an eight percent interest rate and matures on December 31, 2005.

Accrued interest on these notes payable is $4,689 at December 31, 2005.

On December 31, 2005, the company executed a note with Katalyst combining the prior notes into one in the amount of $69,689, including accrued interest. The note carries an eight percent interest rate and matures on December 31, 2006.

NOTE 3 - RELATED PARTY TRANSACTIONS

Notes Payable

As of December 31, 2004, the Company owed its sole officer and director $28,033 for working capital advances and expenses paid on behalf of the Company. The obligation did not carry an interest rate and was due on demand. During the year ended December 31, 2005, the sole officer and director advanced the Company $51,362 and paid expenses on behalf of the Company totaling $51,014. As of December 31, 2005, the balance owed the sole officer and director of $130,386 is included in the accompanying financial statements as "Indebtedness to related parties". On December 31, 2005 the company executed a note in favor of its president and sole director for the above balance. The note is due on July 15, 2006. Interest begins to accrue at 12% at that date if the note is not paid.

No interest was paid during the year ended December 31, 2005.

During 2005 a shareholder loaned the Company $33,507 to pay expenses. The company executed a note in favor of this shareholder on December 31, 2005. The note is due on July 15, 2006. Interest begins to accrue at 12% at that date if the note is not paid.

No interest was paid during the year ended December 31, 2005.

During 2004, a shareholder loaned the Company $28,210 in exchange for a promissory note bearing an eight percent interest rate. The note matured on December 31, 2004 and was in default until September 22, 2005 when the maturity date was extended until April 1, 2006. The Company has repaid $13,275 toward the note as of December 31, 2005. The remaining principal balance of $14,935 is included in the accompanying financial statements as "Indebtedness to related parties". Accrued interest expense on the note totaled $3,678 at December 31, 2005 and is included in "Accrued interest payable" on the balance sheet.

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 - RELATED PARTY TRANSACTIONS (continue)

Accrued compensation and common stock

Commencing July 1, 2003, the Company began accruing an annual salary of $250,000 for its president and sole director based on an employment agreement executed in 2003. In addition, under the terms of the employment agreement, the president and sole director was awarded a monthly auto allowance of $700 per month and opportunities to receive performance-based bonuses. As of December 31, 2005, the president and sole director had not received any payments toward the auto allowance. The balance owed at December 31, 2005 for the auto allowance totaled $21,000, which is included in the accompanying condensed consolidated financial statements as "Indebtedness to related parties".

Pursuant to the terms of the employment agreement (see Note 7), the president and sole director earned a $750,000 bonus for the successful completion of (1) raising a minimum of $200,000 for the Company, and (2) the opening or acquisition of the Company's first business unit (Signature Auto). The Company accrued $750,000 in officer compensation to recognize the bonus earned by the president and sole director during the year ended December 31, 2004.

During October 2004, the president and sole director approved the issuance of 7,500,000 shares of the Company's restricted common stock as payment of $450,000 of the president and sole director's accrued compensation. Of the total $450,000 in stock issued to the president and sole director, $375,000 was allocated to the president and sole director's salary accrued through December 31, 2004. The remaining $75,000 was allocated to the president and sole director's $750,000 bonus, which reduced the bonus accrual to $675,000 as of December 31, 2004.

In February 2005, the president and sole director also earned a $150,000 bonus for initiating the Company's Parker Productions, Inc. operations (see Note 8). In addition, in September 2005, the president and sole director earned a $150,000 bonus for initiating the Company's E Cubed Technologies, Inc. operations.

During April 2005, the president and sole director approved the issuance of 40,000,000 shares of the Company's restricted common stock as payment of $600,000 of the president and sole director's accrued bonus.

As of December 31, 2005, accrued salaries and bonuses of the president and sole director totaled $250,000 and $375,000, respectively. These accruals are included in the accompanying condensed consolidated financial statements as "Indebtedness to related parties".

NOTE 4 - INCOME TAXES

A reconciliation of the U.S. statutory federal income tax rate to the effective rate is as follows for the years ended December 31, 2005 and 2004:

                                                         For the years ending
                                                             December 31,
                                                       ------------------------
                                                         2005             2004
                                                       -------          -------
U.S. statutory federal rate, graduated                  34.00%           34.00%
State income tax rate, net of federal benefit            3.63%            3.63%
Permanent book-to-tax differences                       -0.04%           -0.01%
Net operating loss carryforward                        -37.59%          -37.62%
                                                       -------          -------
Effective tax rate                                       0.00%            0.00%
                                                       =======          =======

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 4 - INCOME TAXES (continued)

Net deferred tax assets consist of the following:

                                                        For the years ending
                                                            December 31,
                                                   ----------------------------
                                                       2005             2004
                                                   -----------      -----------
              Gross deferred tax asset             $ 1,726,550      $ 1,117,909
              Gross deferred tax liability                  --               --
              Valuation allowance                  (1,726,550)      (1,117,909)
                                                   -----------      -----------
              Net deferred tax asset               $        --      $        --
                                                   ===========      ===========

At December 31, 2005, the Company's current tax benefit consisted of a net tax asset of $1,726,550, due to operating loss carryforwards of $4,630,360, which was fully allowed for, in the valuation allowance of $1,726,550. The valuation allowance results in deferred tax expense, which offsets the net deferred tax asset for which there is no assurance of recovery. The changes in the valuation allowance for the years ended December 31, 2005 and 2004 totaled $608,641 and $710,121, respectively. Net operating loss carryforwards will expire through 2025. The Company did not pay any income taxes during the year ended December 31, 2005 or 2004.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change, as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carry forwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of these losses.

NOTE 5 - STOCKHOLDER'S EQUITY

Preferred stock

Preferred stock may be issued in series as determined by the Board. As required by law, each series must designate the number of shares in the series and each share of a series must have identical rights of (1) dividend, (2) redemption,
(3) rights in liquidation, (4) sinking fund provisions for the redemption of the shares, (5) terms of conversion and (6) voting rights. The Company is authorized to issue 10,000,000 of its $0.001 par value preferred stock. No preferred stock was issued and outstanding at December 31, 2005.

Stock-based compensation plan

During the year ended December 31, 2004, the Company adopted a stock compensation plan in order to provide compensation to consultants, advisors and employees. This plan will terminate when the last of the 150,000,000 allocated shares is granted or August of 2014, whichever is earlier. Shares granted as compensation to non-employees are recorded at the fair value of the services provided since that provides a more objective source of information. The transactions were recorded based on the fair value of the services provided, ranging from $.001 to $1.00 per share.

During 2005, the Company issued 48,556,284 share of common stock to attorneys and consultants in exchange for legal and consulting services. Stock-based compensation expense of $912,079 was recognized in the accompanying financial statements for the year ended December 31, 2005.

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 5 - STOCKHOLDER'S EQUITY (continued)

Common stock

During the year ended December 31, 2004, the Company issued 1,977,500 shares of its common stock to consultants in exchange for business consulting services. Stock-based compensation expense of $714,100 was recognized in the accompanying financial statements for the year ended December 31, 2004.

During 2004, the Company issued 7,500,000 shares of common stock to its president as payment for $450,000 in accrued salary On January 18, 2005, the Company held a Special Shareholders Meeting and ratified a 40:1 reverse stock split. This proportionately decreased the number of shares of common stock of the corporation. This resulted in outstanding shares and January 1, 2005 of 10,439,164. Shares issued prior to January 18, 2005 have been restated to reflect the reverse stock split.

During 2005, the Company issued 40,000,000 shares of common stock to its president as payment for $600,000 in accrued bonuses.

SEDA

During October 2004, the Company entered into a Standby Equity Distribution Agreement (the "Agreement") with Katalyst Capital Group, Ltd.. Under the terms of the Agreement, Katalyst Capital Group has committed to purchase up to $5 million of the Company's common stock over the course of 24 months after an effective registration of the Company's common stock. Any purchases are to be issued under the securities laws of the United States under Regulation D. The purchase price has been set at 99% of the market price, which is to be calculated based on the lowest daily volume weighted-average price of the stock over the five trading days following the Company's funding request. No shares have been issued under the Agreement through the date of this report. By the terms of this agreement the effective date occurs on the date on which the SEC first declares effective a related Registration Statement or by mutual written agreement of the parties. Neither of these conditions has occurred.

Common stock options

Effective April 28, 2003, the Company granted a consultant options to purchase 15,000 shares of the Company's common stock. The options' exercise prices range from $12.00 to $30.00 and expired on April 28, 2005. The Company determined the fair value of the options in accordance with SFAS 123 and recorded stock-based compensation expense of $125,000 in the accompanying financial statements.

The following schedule summarizes the changes in the Company's outstanding stock options for the years ended December 31, 2005 and 2004:

                                    Options Outstanding and Exercisable
                                    -----------------------------------
                                                                                 Weighted Average
                                                                                  Exercise Price
                                   Number of Shares   Exercise Price Per Share      Per Share
                                   ----------------   ------------------------      ---------
Balance at December 31, 2003                 15,000   $12.00 to $30.00              $  20.80
  Options granted                                 -   $      -                      $      -
  Options exercised                               -   $      -                      $      -
  Options expired                                 -   $      -                      $      -
Balance at December 31, 2004                 15,000   $12.00 to $30.00              $  20.80
  Options granted                                 -   $      -                      $      -
  Options exercised                               -   $      -                      $      -
  Options expired                          (15,000)   $12.00 to $30.00              $  20.80
                                   ----------------   ------------------------      ---------
Balance at December 31, 2005                      -   $      -                      $      -
                                   ================   ========================      =========

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 6 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has incurred recurring losses, has used significant cash in support of its operating activities and, based upon current operating levels, requires additional capital or significant reconfiguration of its operations to sustain its operations for the foreseeable future. These factors, among others, may indicate that the Company will be unable to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company has limited capital with which to pursue its business plan. There can be no assurance that the Company's future operations will be significant and profitable, or that the Company will have sufficient resources to meet its objectives.

During the years ended December 31, 2005 and 2004, the Company has been dependent upon its officer and other insiders to provide working capital. However, there is no assurance that these loans and capital advances will continue in the future.

The Company intends to complete a private placement offering of its common stock to raise sufficient financing in order to meet its financial requirements over the next twelve months and to fund its business plan. There is no assurance that the Company will be successful in raising additional funds.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Leases - In December 2004, Renovo Holdings, an affiliate under common control, began contributing office space to the Company on a month-to-month basis. During the year ended December 31, 2005 and 2004, the affiliate contributed office space valued at $1,694 and $424, respectively, based on the affiliate's rent payments and the percentage of office space utilized by the Company. The Company executed a lease for the same office space in 2005. Payments under the lease are approximately $3,140 per month. The lease terminates on October 31, 2006.

The future minimum lease payments are as follows:

                   Year end December 31, 2006                   $31,410

Legal matters - The Company is occasionally party to litigation or threat of litigation arising in the normal course of business. Management, after consultation with legal counsel, does not believe that the resolution of any such matters will have a material effect on the Company's financial position or results of operations.

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 7 - COMMITMENTS AND CONTINGENCIES (continued)

Employment Agreement - On September 3, 2003, the Company executed an Employment Agreement (the "Agreement") with its president. Under the terms of the Agreement, the president is to receive a salary of $250,000 per year and an automobile allowance of $700 per month. In addition, the president has the opportunity to earn the following bonuses:

A bonus of $750,000 upon the successful completion of (1) raising a minimum of $200,000 for the

a) Company, and (2) the opening or acquisition of the Company's first business unit. (Executed in 2004)

b) A bonus of $150,000 for each additional merger and/or acquisition and/or business unit start-up brought to the Company. (Two bonuses executed in 2005)

NOTE 8 - ASSET ACQUISITION

On February 15, 2005, the Company acquired assets from Parker Productions ("Parker"), a sole proprietorship operating in the State of Florida. Parker's operations consisted of modeling and event staffing services. The Company acquired the assets (including the website www.parkerproductions.com, a contact list of models and clients, and use of the name Parker Productions) in exchange for the following:

1. $20,000 cash;

2. A structured agreement to pay 2% of the net profits of the Parker Productions division to Jill Reynolds (former owner of the Parker assets) for as long as the Company operates the Parker Productions division or for a minimum of ten years, whichever period is longer.

3. Ear-marked $20,000 cash as "seed capital" for use within the Parker Productions division.

During February 2005, Signature incorporated a new company with the name Parker Productions, Inc. ("PPI"). PPI is a wholly owned subsidiary of Signature. Following Signature's acquisition of the Parker assets, Signature placed the assets in PPI.

The website and contact list are stated at cost and amortized over an estimated useful life of three years using the straight-line method. Amortization commenced on February 15, 2005 and amortization expense for the nine months ended December 31, 2005 totaled $5,834 Estimated aggregate amortization in future years is as follows:

                    Year ended December 31,
                    2006                                     $     6,667
                    2007                                           6,667
                    2008                                             832
                                                             -----------
                    Total                                    $    14,166
                                                             ===========

                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 9 - SEGMENT REPORTING

Company's method of internal reporting segregates its business by product/service. Effective February 15, 2005, in accordance with the Company's internal reporting, the Company changed its segment reporting from one reportable segment to two. Effective September 21, 2005, in accordance with the Company's internal reporting, the Company changed its segment reporting from two reportable segments to three.

The Company's reportable segments are as follows:

Modeling and Event Staffing Services - A full service modeling, event staffing and promotion company.

Information Technology consulting operations - an authorized dealer for DocSTAR (Document Storage and Retrieval) which provides clients with a document imaging and retrieval solution and offers software products for the document imaging industry with a suite of software solutions that securely scans, stores and retrieves documents. Vehicle Sales - The Company specializes in both retail and wholesale sales of quality pre-owned cars, trucks and S.U.Vs.

The accounting policies of the segments are the same as those described in "Significant Accounting Policies," except that segment data includes intersegment revenues. The Company has no intersegment sales during the years ended December 31, 2005 and 2004. All sales of products and services were to third parties at current market prices. The Company evaluates the performance of its segments and allocates resources to them based on a variety of indicators including revenues, cost of goods sold, operating income, and total identifiable assets.

The table below presents information about the net income (loss) and segment assets used by the chief operating decision makers of the Company as of and for the years ended December 31, 2005 and 2004:

                                Corporate         Vehicle       Modeling and       Technology
                                 Division          Sales            Events          Services         Total
                               -----------      -----------      -----------      -----------      -----------
Revenues
  Vehicle Sales                $        --      $    45,182      $        --      $        --      $    45,182
  Service Revenues                     669               --           26,575           29,206           56,450
                               -----------      -----------      -----------      -----------      -----------
                                       669           45,182           26,575           29,206          101,632
Cost of Sales                           --           45,001           16,076           12,733           73,810
                               -----------      -----------      -----------      -----------      -----------
Gross Profit                           669              181           10,499           16,473           27,822
                               -----------      -----------      -----------      -----------      -----------
Stock based legal                   95,875               --               --               --           95,875
Stock based consulting             802,898               --               --               --          802,898
Stock based commitment fee          15,000               --               --               --           15,000
Contributed rent                     1,694               --               --               --            1,694
Interest expense                     8,383               --               --               --            8,383
General and administrative         672,861           19,921           12,469           17,851          723,102
                               -----------      -----------      -----------      -----------      -----------
                                 1,596,711           19,921           12,469           17,851        1,646,952
                               ===========      ===========      ===========      ===========      ===========

Net Loss                       $(1,596,042)     $   (19,740)     $    (1,970)     $    (1,378)     $(1,619,130)


                             SIGNATURE LEISURE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 10 - SUBSEQUENT EVENT

The Company had established two $50,000 floor plans. These credit lines were approved for financing pre-owned vehicle inventory purchases. One line carried a 4.50% interest rate and the second carried a variable interest rate equal to 3.00% over the prime rate. Advances under the floor plans were payable within 30 days of disbursement and were collateralized by the Company's vehicle inventory and other Company-owned assets.

In February 2005 the company elected not to renew one of the floor plans as in was deemed that it was not needed to finance any vehicles. No amounts were outstanding at December 31, 2005.

In February of 2006 the second floor plan was canceled at the Company's discretion as it was deemed that it was not needed to finance any vehicles.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Signature Leisure, Inc., except the information or representations contained in this Prospectus. You should not rely on any additional information or representations if made.

                 -----------------------


This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

     [ ] except the common stock offered by this Prospectus;

     [ ] in any jurisdiction in which the offer or solicitation is not authorized;

     [ ] in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

     [ ] to any person to whom it is unlawful to make the offer or solicitation; or

     [ ] to any person who is not a United States resident or who is outside the jurisdiction of the United States.


The delivery of this Prospectus or any accompanying sale does not imply that:

     [ ] there have been no changes in the affairs of Signature Leisure after the date of this Prospectus; or

     [ ] the information contained in this Prospectus is correct after the date of this Prospectus.

                 -----------------------

Until _________, 2006, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters.


                              ---------------------

                                   PROSPECTUS

                              ---------------------




                        29,868,360 Shares of Common Stock



                             SIGNATURE LEISURE, INC.



                                  May __, 2006

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification Of Our Directors And Officers

      Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our director and officer from and against certain claims arising from or related to future acts or omissions as a director or officer of Signature Leisure. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to director, officer and controlling persons of Signature Leisure pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all of the expenses in connection with this Offering.

            Securities and Exchange Commission Registration Fee     $     787.00
            Printing and Engraving Expenses                         $   2,500.00
            Accounting Fees and Expenses                            $  15,000.00
            Legal Fees and Expenses                                 $  50,000.00
            Miscellaneous                                           $  16,717.00

            TOTAL                                                   $  85,000.00

Recent Sales Of Unregistered Securities

      We have issued the following securities in the past three years without registering them under the 1933 Act:

      2003

      On January 20, 2003, we transferred our photography business and substantially all of our assets back to our former president (and majority shareholder) in exchange for the cancellation of all of our common stock held by the president (150,000 shares). Also, on January 20, 2003, we issued 27,000 shares of our common stock to new management in exchange for establishing our new business plan. The value of the transaction could not be objectively measured as the services were rendered by related parties. The shares were valued by the sole director at $0.40 per share based on the estimated fair value of the services. Stock-based compensation expense of $10,800 was recognized in the financial statements for the year ended December 31, 2003.

      On January 27, 2003, we executed a 20-for-1 stock dividend for shareholders of record on January 24, 2003. As a result of the stock dividend, the number of common shares issued and outstanding increased from 38,500 to 808,500.

      Effective April 28, 2003, we granted a consultant options to purchase 15,000 shares of our common stock. The options' exercise prices range from $12.00 to $30.00 and expire on April 28, 2005. We determined the fair value of the options in accordance with SFAS 123 and recorded stock-based compensation expense of $125,000 in the accompanying financial statements.

      During the year ended December 31, 2003, we issued 9,375 shares of its common stock to attorneys in exchange for legal services. The shares issued were valued based on the market value of our common stock on the transaction dates, ranging from $8.40 to $10.40 per share. Stock-based compensation expense of $90,000 was recognized in the accompanying financial statements for the year ended December 31, 2003.

      During the year ended December 31, 2003, Signature Leisure entered into a securities purchase agreement for the sale of $500,000 of our common stock. The initial purchase was for $250,000 resulting in the issuance of 1,472,320 common $.0001 par value shares to a single foreign purchaser in exempted transactions under Regulation "D", Section 4(2), and Section 4(6) of the 1933 Act.

      During the year ended December 31, 2003, we issued 12,500 shares of our common stock in exchange for stock Offering costs. The shares issued were valued based on the market value of our common stock on the transaction dates, or approximately $8.40 per share. Offering costs of $105,000 were recognized as an offset to common stock sale proceeds for the year ended December 31, 2003.

      During the year ended December 31, 2003, we issued 1,625 shares of its common stock to consultants in exchange for health and fitness consulting services. The shares issued were valued based on the market value of our common stock on the transaction dates, ranging from $8.40 to $10.40 per share. Stock-based compensation expense of $16,138 was recognized in the financial statements for the year ended December 31, 2003.

      During the year ended December 31, 2003, we issued 24,872 shares of its common stock to consultants in exchange for public relations services. The shares issued were valued based on the market value of our common stock on the transaction dates, ranging from $6.80 to $10.40 per share. Stock-based compensation expense of $238,692 was recognized in the financial statements for the year ended December 31, 2003.

      During the year ended December 31, 2003, we issued 67,950 shares of its common stock to consultants in exchange for business consulting services. The shares issued were valued based on the market value of our common stock on the transaction dates, ranging from $2.40 to $10.40 per share. Stock-based compensation expense of $430,240 was recognized in the financial statements for the year ended December 31, 2003.

      Except as otherwise indicated above, all of the foregoing transactions which occurred in 2003-2006, were exempt from registration pursuant to Section 4(2) of the 1933 Act and Regulation D promulgated thereunder.

      2004

      On January 20, 2004, we issued 1,000,000 shares of common stock to Katalyst Capital Group as a commitment fee related to the SEDA. With respect to the sale of unregistered securities referenced herein, this transaction was exempt from registration pursuant to Section 4(2) of the 1933 Act, and Regulation D promulgated under the 1933 Act.

      On January 30, 2004, Mr. Carnes approved the issuance of 2,500 common shares issued at $2.00 a share on January 30, 2004 valued at $5,000 issued to Equitilink, LLC for investor relations services provided to Signature Leisure Inc.

      During October 2004, Mr. Carnes approved the issuance of 7,500,000 shares of our restricted common stock as payment of $450,000 of his accrued compensation.

      Except as otherwise indicated above, all of the foregoing transactions which occurred in 2003-2006, were exempt from registration pursuant to Section 4(2) of the 1933 Act and Regulation D promulgated thereunder.

      2005

      On April 28, 2005, the Company issued 1,000,000 shares of common stock to Katalyst Capital Group as payment of $15,000 for a commitment fee in connection with the SEDA. The market price of the Company's common stock on the transaction date was $0.03 per share with a volume of no shares traded.

      On April 28, 2005, Mr. Carnes approved the issuance of 40,000,000 shares of our restricted common stock as payment of $600,000 of his accrued compensation (consisting of accrued bonuses). On the date of issuance, our common stock had a traded market value of approximately $0.03. Mr. Carnes valued the stock issuance at $0.015 per share (a 50% discount from the traded market value).

      On December 30, 2005, the Company issued 1,142,851 shares of common stock to Matt Lettau, a consultant, for a total cash sales price of $20,000 resulting in a price of $0.0175 per share. The market price of the Company's common stock on the transaction date was a low of $0.105, high of $0.146 per share with a volume of 7,683,800 shares traded.

      The shares were issued as exempted transactions under Section 4(2) of the 1933 Act and are subject to Rule 144 there under. The recipient(s) of our stock took their shares for investment purposes without a view to distribution. Furthermore, they had access to information concerning our Company and our business prospects; there was no general solicitation or advertising for the purchase of our shares; there were no commissions paid; and the securities are restricted pursuant to Rule 144.

      Additionally, the Company issued the following shares in 2005:

      During the 12 month period ended December 31, 2005, we issued 12,895,550 shares of our $0.001 par value common stock to Andra Espinoza, a consultant, as compensation for services. The shares issued were unrestricted pursuant to an S-8 Registrations filed with the SEC, as amended, on April 27, 2005 and valued at $154,672.

      During the 12-month period ended December 31, 2005, we issued 8,675,000 shares of our $0.001 par value common stock to Ed Miers, a consultant, as compensation for services. The shares issued were unrestricted pursuant to an S-8 Registrations filed with the SEC, as amended, on April 27, 2005 and valued at $204,875.

      During the 12 month period ended December 31, 2005, we issued 10,975,000 shares of our $0.001 par value common stock to Evan Weybright, a consultant, as compensation for services. The shares issued were unrestricted pursuant to an S-8 Registrations filed with the SEC, as amended, on April 27, 2005 and valued at $245,250.

      During the three month period ended December 31, 2005, we issued 1,000,000 shares of our $0.001 par value common stock to Cynthia Wainwright as compensation for services. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on April 27, 2005 and valued at $7,750.

      During the three month period ended December 31, 2005, we issued 1,200,000 shares of our $0.001 par value common stock to Matt Lettau as compensation for services. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on April 27, 2005 and valued at $20,750.

      During the three month period ended December 31, 2005, we issued 2,500,000 shares of our $0.001 par value common stock to Joe Barrett as compensation for services. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on April 27, 2005 and valued at $20,625.

      During the three month period ended December 31, 2005, we issued 350,000 shares of our $0.001 par value common stock to Robert Thomas as compensation for services. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on April 27, 2005 and valued at $3,687.

      During the three month period ended December 31, 2005, we issued 500,000 shares of our $0.001 par value common stock to Irving Einhorn as compensation for services. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on April 27, 2005 and valued at $3,875.

      During the three month period ended December 31, 2005, we issued 200,000 shares of our $0.001 par value common stock to July Tomasi as compensation for services. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on April 27, 2005 and valued at $1,650.

      2006

      During the three month period ended March 31, 2006, we issued 6,00,000 shares of our $0.001 par value common stock to Andra Espinoza as compensation for services. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on April 27, 2005 and valued at $373,200.

      During the three month period ended March 31, 2006, we issued 500,000 shares of our $0.001 par value common stock to Evan Weybright as compensation for services. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on April 27, 2005 and valued at $30,000.

      During the three month period ended March 31, 2006, we issued 1,000,000 shares of our $0.001 par value common stock to Cynthia Wainwright as compensation for services. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on April 27, 2005 and valued at $63,300.

      During the three month period ended March 31, 2006, we issued 500,000 shares of our $0.001 par value common stock to Matt Lettau as compensation for services. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on April 27, 2005 and valued at $30,000.

      During the three month period ended March 31, 2006, we issued 2,000,000 shares of our $0.001 par value common stock to Edward Miers as compensation for services. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on April 27, 2005 and valued at $133,200.

      During the three month period ended March 31, 2006, we issued 500,000 shares of our $0.001 par value common stock to July Tomasi as compensation for services. The shares issued were unrestricted pursuant to an S-8 Registration filed with the SEC on April 27, 2005 and valued at $33,300.

      INDEX TO EXHIBITS

EXHIBIT NO.         DESCRIPTION                                          LOCATION

2.0                 Form of Common Stock Share Certificate of            Incorporated by reference filed as an exhibit to
                    Signature Leisure, Inc.                              Registration Statement on Form 10-SB filed on May
                                                                         6, 2004

3.0                 Amended and Restated Articles of Incorporation of    Incorporated by reference filed as an exhibit to
                    Signature Leisure, Inc.                              Registration Statement on Form 10-SB filed on May
                                                                         6, 2004

3.1                 Amended and Restated Bylaws of Signature Leisure,    Incorporated by reference filed as an exhibit to
                    Inc.                                                 Registration Statement on Form 10-SB filed on May
                                                                         6, 2004

3.1                 Articles of Incorporation as amended, Amendment to   Incorporated by reference filed as an exhibit to
                    Articles of Incorporation as filed with the          Registration Statement on Form 10-SB filed on May
                    Colorado Secretary of State on July 14, 2004         6, 2004

3.2                 Bylaws                                               Incorporated by reference filed as an exhibit to
                                                                         Registration Statement on Form 10-SB filed on May
                                                                         6, 2004

5.1                 Opinion re: Legality                                 To be filed by amendment

10.1                Closing Document for Parker Productions - by and     Incorporated by reference filed as an exhibit to
                    between Signature Leisure, Inc. and Parker           Registration Statement on Form 10-SB filed on May
                    Productions, February 15, 2005                       6, 2004

10.2                Letter of Intent - Acquisition of Assets of Parker   Incorporated by reference filed as an exhibit to
                    Productions, by and between Signature Leisure,       Registration Statement on Form 10-SB filed on May
                    Inc. and Jill Reynolds, Parker Productions,          6, 2004
                    November 12, 2004

10.3                Standby Equity Distribution Agreement, dated         Incorporated by reference to the Company's form
                    January 20, 2005 between Katalyst Capital Group,     SB-2 filed on February 14, 2005
                    Ltd. and Signature Leisure, Inc.

10.4                Placement Agent Agreement dated July 7, 2005         Incorporated by reference to the Company's form
                    between Spencer - Clarke, LLC, and Signature         SB-2 filed on July 11,2005
                    Leisure, Inc.


EXHIBIT NO.         DESCRIPTION                                          LOCATION

10.5                Escrow Agreement dated January 20, 2005 between      Incorporated by reference to the Company's form
                    Signature Leisure, Inc. and Marchena and Graham      SB-2 filed on February 14, 2005

10.6                Promissory Note dated August 31, 2005 issued to      Incorporated by reference to the Company's
                    Evan R. Weybright                                    Amendment No. 2 to Form SB-2 filed on December 1,
                                                                         2005

10.7                Promissory Note dated March 25, 2004 issued to       Incorporated by reference to the Company's
                    Edward Miers                                         Amendment No. 2 to Form SB-2 filed on December 1,
                                                                         2005

10.8                Promissory Note dated September 22, 2005 issued to   Incorporated by reference to the Company's
                    Edward Miers                                         Amendment No. 2 to Form SB-2 filed on December 1,
                                                                         2005

10.9                Promissory Note dated September 6, 2005 issued to    Incorporated by reference to the Company's
                    Stephen W. Carnes                                    Amendment No. 2 to Form SB-2 filed on December 1,
                                                                         2005

10.10               Promissory Note dated September 6, 2005 issued to    Incorporated by reference to the Company's
                    Stephen W. Carnes                                    Amendment No. 2 to Form SB-2 filed on December 1,
                                                                         2005

10.11               Promissory Note dated February 9, 2005 issued to     Incorporated by reference to the Company's
                    Katalyst Capital Group, Ltd.                         Amendment No. 2 to Form SB-2 filed on December 1,
                                                                         2005

10.12               Promissory Note dated April 19, 2005 issued to       Incorporated by reference to the Company's
                    Katalyst Capital Group, Ltd.                         Amendment No. 2 to Form SB-2 filed on December 1,
                                                                         2005

10.13               Promissory Note dated December 2, 2004 issued to     Incorporated by reference to the Company's
                    Katalyst Capital Group, Ltd.                         Amendment No. 2 to Form SB-2 filed on December 1,
                                                                         2005

10.14               Employment Agreement with Stephen W. Carnes dated    Incorporated by reference to the Company's
                    September 3, 2003                                    Amendment No. 2 to Form SB-2 filed on December 1,
                                                                         2005

10.15               DocSTAR Domestic Dealer Agreement between DocSTAR    Incorporated by reference to the Company's
                    and E Cubed Technologies, Inc. dated August, 2005    Amendment No. 2 to Form SB-2 filed on December 1,
                                                                         2005

10.16               Manheim Automotive Financial Services, Inc. Credit   Incorporated by reference to the Company's
                    Agreement dated March, 29 2004                       Amendment No. 4 to Form SB-2 filed on April 27,
                                                                         2006

10.17               Manheim Automotive Financial Services, Inc.          Incorporated by reference to the Company's
                    Subordination Agreement dated March, 29 2004         Amendment No. 4 to Form SB-2 filed on April 27,
                                                                         2006


EXHIBIT NO.         DESCRIPTION                                          LOCATION

10.18               Individual Guaranty between Stephen W. Carnes and    Incorporated by reference to the Company's
                    Manheim Automotive Financial Services Inc. dated     Amendment No. 4 to Form SB-2 filed on April 27,
                    March, 29 2004                                       2006

10.19               Promissory Note dated March, 29 2004 issued to       Incorporated by reference to the Company's
                    Manheim Automotive Financial Services, Inc.          Amendment No. 4 to Form SB-2 filed on April 27,
                                                                         2006

10.20               American Finance Corporation Credit Agreement        Incorporated by reference to the Company's
                    dated February, 16 2004                              Amendment No. 4 to Form SB-2 filed on April 27,
                                                                         2006

10.21               American Finance Corporation Guaranty dated          Incorporated by reference to the Company's
                    February, 17 2004                                    Amendment No. 4 to Form SB-2 filed on April 27,
                                                                         2006

14                  Code of Ethics                                       Incorporated by reference to the Company's Form
                                                                         SB-2 filed on July 11, 2005

23.1                Consent re: Legal Opinion                            Incorporated by reference to Exhibit5.1

23.2                Consent of Cordovano and Honeck, LLP                 Provided herewith



      The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any Prospectus required by Section 10(a)(3) of the 1933 Act;

                  (ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate Offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) Include any additional or changed information on the plan of distribution.

            (2) For determining liability under the 1933 Act, the Company will treat each such post-effective amendment as a new Registration Statement of the securities offered, and the Offering of such securities at that time to be the initial bona fide Offering.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

            (4) For determining liability of the undersigned small business issuer under the 1933 Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary Offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary Prospectus or Prospectus of the undersigned small business issuer relating to the Offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing Prospectus relating to the Offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

                  (iii) The portion of any other free writing Prospectus relating to the Offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

                  (iv) Any other communication that is an offer in the Offering made by the undersigned small business issuer to the purchaser.

      Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, on May 25, 2006.

Date:    May 26, 2006        SIGNATURE LEISURE, INC.

                             By:    /s/ Stephen W. Carnes
                                    -------------------------------------------
                             Name:  Stephen W. Carnes
                             Title: President, Principal Accounting Officer and
                                    Principal Financial Officer



         Pursuant to the requirements of the 1933 Act, this Registration Statement has been duly signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Date:    May 26, 2006        SIGNATURE LEISURE, INC.

                             By:    /s/ Stephen W. Carnes
                                    -------------------------------------------
                             Name:  Stephen W. Carnes
                             Title: Sole Director